UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Materials under 14a-12

INSPIRED ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

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INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

LETTER FROM THE EXECUTIVE CHAIRMAN

Dear Stockholders of Inspired Entertainment, Inc.:

You are cordially invited to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”) to be held on Wednesday, May 22, 2024 at 9:00 A.M., Eastern Time.

The Annual Meeting will be held in a virtual meeting format at www.cstproxy.com/inseinc/2024.

Attending the Virtual Meeting:

In order to attend the virtual Annual Meeting, you must register in advance at www.cstproxy.com/inseinc/2024. Registration will start beginning Wednesday, May 15, 2024 at 9:00 A.M., Eastern Time. Please see page 1 of the accompanying proxy statement for detailed instructions.

Details regarding voting and the business to be considered at the Annual Meeting can be found in the accompanying notice of Annual Meeting and proxy statement.

Your vote is important. Whether or not you are able to attend the Annual Meeting, please vote as soon as possible to make sure your shares are represented at the Annual Meeting.

Sincerely,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 26, 2024

INSPIRED ENTERTAINMENT, INC.

250 West 57th Street, Suite 415

New York, New York 10107

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

To Be Held On

Wednesday, May 22, 2024

To the Stockholders of Inspired Entertainment, Inc.:

You are hereby given notice of the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Inspired Entertainment, Inc. (the “Company”), to be held on Wednesday, May 22, 2024, at 9:00 A.M., Eastern Time in virtual format via the internet at www.cstproxy.com/inseinc/2024. Please refer to page 1 of the proxy statement for detailed instructions on how to attend the Annual Meeting.

At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon the following proposals:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified (Proposal No. 1);

2.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2024 (Proposal No. 2); and
3.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board has fixed the close of business on March 28, 2024 as the record date (the “Record Date”) for the determination of Company stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Holders of record as of the Record Date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

Your vote is important, regardless of the number of shares you own. Please read the accompanying proxy statement and vote as promptly as possible to ensure your shares are represented at the Annual Meeting.

By Order of the Board,

/s/ A. Lorne Weil
A. Lorne Weil
Executive Chairman

April 26, 2024

The accompanying proxy statement and other materials are being mailed to stockholders beginning on or about April 29, 2024.

IMPORTANT INFORMATION

Unless the holders of a majority of the outstanding shares of common stock entitled to be voted at the Annual Meeting are present or represented by proxy, we will not have a quorum for the Annual Meeting and no business may be transacted. Therefore, we request that you promptly vote your shares by following the instructions on the enclosed proxy card or voting instruction form. We request you do this even if you plan to attend the Annual Meeting, in order to ensure that your shares will be represented if you are unable to attend.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 22, 2024: The Proxy Statement and 2023 Annual Report on Form 10-K of the Company are available through the Investors link on our website at www.inseinc.com.

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INSPIRED ENTERTAINMENT, INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS

Why am I receiving these proxy materials?

These proxy materials are being furnished to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Inspired Entertainment, Inc. (the “Company,” “Inspired,” “we” or “us”) for use at the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 22, 2024, at 9:00 A.M., Eastern Time, and at any adjournment or postponement thereof. This proxy statement provides you with information regarding the proposals to be presented at the Annual Meeting so that you can make an informed voting decision.

What is included in these materials?

These materials include:

●	this proxy statement;

●	the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the Securities and Exchange Commission (the “SEC”) on April 15, 2024 (the “Annual Report”); and

●	a proxy card (if you are a stockholder of record) or a voting instruction form (if you are a beneficial owner of shares held in street name).

How do I attend the Annual Meeting?

In order to attend the virtual Annual Meeting, where you will be able to listen to the meeting live, submit questions and vote online, you must register in advance at www.cstproxy.com/inseinc/2024. Registration will start beginning Wednesday, May 15, 2024 at 9:00 A.M., Eastern Time. If your shares are held in your name (not in a “street account” through a brokerage firm or other nominee), enter the control number printed on your proxy card on the virtual meeting site and follow the instructions to register to attend the meeting. Prior to the start of the Annual Meeting, you will need to log into the meeting site using your control number.

If you are the beneficial owner of your shares (e.g., your shares are held in an account with a brokerage firm or other nominee) and wish to attend the virtual Annual Meeting, you must obtain a legal proxy by contacting your brokerage firm or other nominee that holds the shares and then obtain a control number for the meeting from Continental Stock Transfer & Trust Company (Phone: +1-917-262-2373; E-mail: proxy@continentalstock.com). Continental will ask you to provide a copy of your legal proxy and complete a brief form, following which you will receive an email that contains your control number and a link and instructions for attending the virtual meeting.

Stockholders wishing to dial into the Annual Meeting by telephone can call 1-800-450-7155 (within the United States and Canada) or +1-857-999-9155 (outside the United States and Canada; standard rates apply) and use the passcode 7205853# beginning ten minutes before the start of the Annual Meeting. However, those dialing into the Annual Meeting through this means will not be able to submit questions or to vote online during the Annual Meeting.

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What items of business will be voted on at the Annual Meeting?

The items of business scheduled to be voted on at the Annual Meeting are as follows:

1.	To elect seven directors to serve on the Company’s Board of Directors (the “Board”) until the 2025 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2024; and

3.	To consider and vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Who can vote at the Annual Meeting?

Holders of record of our common stock, par value $0.0001 per share (“Common Stock”), at the close of business on March 28, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting and any adjournment or postponement thereof. As of the Record Date, there were 26,559,756 shares of Common Stock issued and outstanding.

How does the Board recommend that I vote?

Our Board unanimously recommends a vote:

●	“FOR” the election of each of the director nominees named in this proxy statement; and

●	“FOR” the ratification of the appointment of Marcum LLP as the independent auditor of the Company for the fiscal year ending December 31, 2024.

How many votes am I entitled to per share?

Each share of Common Stock entitles the record holder thereof to one vote.

What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Continental Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and the proxy materials (including a proxy card) were sent directly to you by the transfer agent.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, custodian or other nominee holder, then you are the beneficial owner of shares held in “street name,” and the proxy materials (including voting instructions) were sent to you by or on behalf of that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization as to how to vote your shares.

How do I vote?

Stockholder of Record. If you are a stockholder of record, you may submit your proxy over the Internet or by mail. Alternatively, you may vote your shares at the Annual Meeting if you attend the virtual meeting by following the instructions at www.cstproxy.com/inseinc/2024 (as described above, you will need to register in advance to attend the Annual Meeting). You will not be able to vote at the virtual meeting if you attend via telephone only. If you submit your vote by proxy, the individuals whose names are listed on the proxy card accompanying this proxy statement will act as your proxies and vote your shares as you direct. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

Beneficial Owner of Shares Held in Street Name. If you are a beneficial owner of shares held in street name (e.g., in a brokerage or other nominee account), please refer to the voting instruction form provided by your brokerage firm or other nominee for instructions on the voting methods they offer, which typically include Internet and telephone voting options. If you would like to vote at the virtual Annual Meeting instead of by proxy, you will need to obtain a “legal proxy” from your brokerage firm or other nominee and a control number from Continental Stock Transfer & Trust Company which can be requested by email at proxy@continentalstock.com once you have obtained a legal proxy, as discussed further above.

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I share an address with another stockholder and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

We have adopted a procedure approved by the SEC called “householding.” Under this procedure, multiple stockholders who share the same address may receive a single set of proxy materials unless we are provided with contrary instructions. This procedure reduces the volume of duplicate information distributed to any one household and helps reduce our printing costs, mailing costs, and other expenses. Under householding, stockholders continue to receive separate proxy cards but only one proxy statement and Annual Report. If you are a stockholder of record and would like another set of proxy materials or if you would like to request a change in your delivery preferences, please contact us as follows:

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Attention: Corporate Secretary

+1 (646) 565-3861

Stockholders who are beneficial owners of shares held in street name should contact their brokerage firm, bank, custodian or other nominee holder to request information about householding or request additional copies of the proxy materials.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote on each proposal at the Annual Meeting by submitting a new proxy with a later date. Stockholders of record may also revoke their proxy by virtually attending the Annual Meeting and voting or by sending written notice of revocation to the Corporate Secretary at 250 West 57th Street, Suite 415, New York, New York 10107. If you are a beneficial owner of shares held in street name, your brokerage firm, bank, custodian or other nominee can provide you with instructions on how to change your vote.

How many shares must be present or represented to conduct business at the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is that holders of at least a majority of the outstanding shares of Common Stock entitled to be voted at the Annual Meeting must be present or represented by proxy. “Broker non-votes” (described below) and “withhold” or “abstain” responses are included when determining the presence of a quorum.

What are broker non-votes?

A broker non-vote occurs when a brokerage firm holding shares for a beneficial owner does not vote on a proposal because the brokerage firm has not received voting instructions from the owner and does not have discretionary voting authority on the matter. These matters are often referred to as “non-routine” matters. Only the proposal concerning ratification of the appointment of the Company’s independent auditor is a routine matter.

What are my voting choices?

In regard to the election of directors, you may vote “for” or “withhold” authority to vote for each of the nominees for the Board. In regard to the other proposals, you may vote “for,” “against,” or “abstain” on the proposal.

How many votes are required to approve each of the proposals?

In regard to the election of directors, assuming there is a quorum, directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Broker non-votes and “withhold” votes will have no effect on the election results.

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Approval of the proposal to ratify the appointment of the Company’s independent auditor (Proposal No. 2) requires the affirmative vote of the majority of the votes cast in person or by proxy at the Annual Meeting. Your broker may vote your shares for this proposal if you do not provide voting instructions. Abstentions will have no effect on the result.

What happens if I sign, date and return my proxy card or voting instruction form, but do not indicate how to vote on the particular proposals?

If you duly sign, date and return the enclosed proxy card or voting instruction form but do not indicate how you wish to vote on the particular proposals, your proxy will follow the Board’s recommendations and vote in favor of the proposals.

Is my vote kept confidential?

Proxies, ballots and voting tabulations identifying stockholders are kept confidential and will not be disclosed except as may be necessary to meet legal requirements.

Where do I find the voting results of the Annual Meeting?

The final voting results will be tallied by the inspector of election. We will announce preliminary or final voting results at the Annual Meeting and we will publish final results in a Current Report on Form 8-K, which the Company is required to file with the SEC within four business days following the Annual Meeting.

Who bears the cost of soliciting proxies?

The cost of preparing, assembling, printing and mailing this proxy statement and the accompanying proxy card, and the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. We expect to request nominee organizations to assist in the distribution of our proxy materials to their beneficial owner customers and may reimburse such organizations for certain of their reasonable out-of-pocket expenses related thereto. Our officers, directors and employees may assist in soliciting proxies or votes by telephone, electronic and personal communications, but no additional compensation will be paid to such individuals in connection with such activities.

Who can help answer my additional questions?

You can contact our Corporate Secretary with any additional questions you have, including questions about how to execute your vote, by calling +1 (646) 565-3861 or by sending a letter to our Corporate Secretary at the offices of the Company at 250 West 57th Street, Suite 415, New York, New York 10107.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age *	Position
A. Lorne Weil	78	Executive Chairman of the Board of Directors
Michael R. Chambrello	66	Director
Ira H. Raphaelson	70	Director
Desirée G. Rogers	64	Director
Steven M. Saferin	75	Director
Katja Tautscher	52	Director
John M. Vandemore	50	Director
Brooks H. Pierce	62	President and Chief Executive Officer
Marilyn Jentzen	57	Interim Chief Financial Officer
Carys Damon	47	Executive Vice President, General Counsel and Corporate Secretary

*	As of April 15, 2024

A. Lorne Weil has served as our Executive Chairman since the consummation of the business combination that created the current Inspired Entertainment, Inc. in December 2016. Mr. Weil was the co-sponsor and founder of Inspired’s predecessor, Hydra Industries Acquisition Corp, and served as its Chairman and Chief Executive Officer since its formation in 2014. Mr. Weil has been a principal of Hydra Management, an investment vehicle he formed, since September 2014. Mr. Weil was Chairman of the Board of Scientific Games Corporation (and its predecessor, Autotote Corporation) from October 1991 to November 2013. Scientific Games Corporation is a supplier of technology-based products, systems and services to gaming markets worldwide. Mr. Weil also served as the Chief Executive Officer of Scientific Games Corporation from 1992 to 2008 and from November 2010 to November 2013 and as the President from August 1997 to June 2005. Under Mr. Weil’s stewardship, the company made a number of significant acquisitions and joint ventures, including the privatization of the off-track betting operations of the State of Connecticut, and the acquisitions of Scientific Games Holdings Corp., IGT Online Entertainment Systems, Global Draw and WMS Industries, and the privatization of the Illinois, New Jersey and Italian lotteries. Prior to joining Scientific Games, Mr. Weil was President of Lorne Weil, Inc., a firm he founded which provided strategic planning and corporate development services to technology-based industries, a role he maintained from 1979 to November 1992. From 1974 to 1979, Mr. Weil was Vice President — Corporate Development at General Instrument Corporation. From 1970 to 1974, Mr. Weil was a manager with the Boston Consulting Group. Mr. Weil received his undergraduate degree from the University of Toronto, an M.S. degree from the London School of Economics and an M.B.A. from Columbia University, where he served for more than 10 years on the Board of Overseers. In 2012, Mr. Weil was the sponsor and Chairman of the Board of Andina Acquisition Corp., a NASDAQ-listed blank check company, and is currently the Chairman of its successor entity, Tecnoglass Inc. Mr. Weil served as Executive Chairman of Leisure Acquisition Corp., a blank check company from September 2017 until it completed a business combination in June 2021. We believe Mr. Weil is well qualified to serve as a member of our Board due to his extensive business and leadership experience, particularly in the gaming industry.

Michael R. Chambrello has been a director since January 2019. Mr. Chambrello is principal of Wickford Strategic Investment, LLC. Mr. Chambrello served as the Chief Executive Officer of North America Lottery for International Game Technology PLC from March 2015 until December 2017, where he was responsible for the development and delivery of all lottery technology solutions globally, the strategic development and management of the lottery business in the U.S. and Canada and the global instant ticket printing business. From July 2005 to December 2013, Mr. Chambrello served in various roles at Scientific Games Corporation, including Chief Operating Officer, President and Chief Executive Officer, and most recently as the Chief Executive Officer–Asia-Pacific Region. He served as President and CEO of Environmental Systems Products Holdings from November 2000 to June 2005 and as CEO of Transmedia Asia Pacific, Inc. and Transmedia Europe Inc. from 1998 to 1999. He served in various roles at GTECH Holdings Corporation and its subsidiaries, most recently as President of GTECH Corporation and Executive Vice President of GTECH Holdings Corporation, from 1981 to 1998. Mr. Chambrello has served on the board of directors of various public and private companies, most recently as chairman of the board of directors of Meridian Lightweight Technologies. He has also served on the board of numerous not-for-profit organizations, and currently sits on the executive committees of the Petit Family Foundation and the Southern Connecticut State University Foundation. Mr. Chambrello earned a Bachelor of Science degree in Economics from Southern Connecticut State University. We believe Mr. Chambrello is well qualified to serve as a member of our Board due to his extensive business experience, including significant operational experience with public companies in the gaming industry.

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Ira H. Raphaelson has been a director since December 2016. Mr. Raphaelson was Senior Counsel at the law firm of White & Case LLP, in Washington, D.C and Chicago, Illinois until June 30 2023. Mr. Raphaelson also served as an adjunct professor of law at Northwestern University’s Pritzker School of Law from September 2017 to February 2023. Mr. Raphaelson served as Executive Vice President and Global General Counsel of Las Vegas Sands Corp. from November 2011 and as the company’s Secretary from January 2015 until August 2016. Mr. Raphaelson served as vice president and general counsel of Scientific Games Corp. from February 2006 until October 2011 and as its secretary from June 2006 until October 2011. Mr. Raphaelson was a partner in and helped manage the Washington D.C. office of the law firm of O’Melveny & Myers LLP for ten years and a partner in the Washington D.C. office of Shaw Pittman for three years. Prior to entering private practice, he was a state and federal prosecutor for 15 years, serving the last two years as a Presidentially appointed Special Counsel for Financial Institutions Crime within the Department of Justice. Mr. Raphaelson earned an undergraduate degree and a law degree from Northwestern University. We believe Mr. Raphaelson is well-qualified to serve as a member of our Board due to his extensive legal and business experience, including his experience with public companies and advising with respect to legal compliance.

Desirée G. Rogers has been a director since August 2018. Ms. Rogers is the Chief Executive Officer and Co-Owner of Black Opal, LLC, a cosmetics company with two separate brands, Fashion Fair and Black Opal specifically designed for the ethnic market. From August 2010 until May 2017, Ms. Rogers was the Chief Executive Officer of Johnson Publishing Company, LLC, a lifestyle company inspired by the African American experience, from August 2010 until May 2017. Since May 2013, Ms. Rogers has served as the Chair of the Chicago tourism bureau, Choose Chicago, from 2013 until 2019. Ms. Rogers was the White House Social Secretary for President Obama from January 2009 to April 2010. She served as President of Social Networking for Allstate Financial, a business unit of the Allstate Corporation, from July 2008 to December 2008; as President of Peoples Gas and North Shore Gas, two utility companies owned by Peoples Energy Corporation (a public company acquired by Integrys Energy Group), from 2004 to July 2008; as Senior Vice President and Chief Marketing Officer and Vice President of Peoples Energy Corporation from 1997 to 2004; and as a Director of the Illinois Lottery from 1991 to 1997. In addition, Ms. Rogers served on the Board of Trustees of Equity Residential, a public real estate investment trust, from October 2003 to January 2009. She has also served on the board of Blue Cross Blue Shield, Pinnacle Entertainment, Inc. (until its merger with Penn National Gaming, Inc. in October 2018), Act II Global Acquisition Corp., Star Peak Corp. II and Star Peak Energy Transition Corp, and as the Vice Chairman of the Lincoln Park Zoo and the Museum of Science and Industry in Chicago, Illinois. She currently serves on the boards of Donors Choose, Northwestern Memorial Foundation, the Economic Club, the Commercial Club, World Business Chicago and on the board of Stagwell Inc. She has an undergraduate degree from Wellesley College and an M.B.A. from Harvard Business School. We believe Ms. Rogers is well qualified to serve as a member of our Board due to her extensive experience as a senior executive in the public and private sectors.

Steven M. Saferin has been a director since August 2018. Mr. Saferin is Managing Director of Entertainment and Sports Gaming Network, LLC, a gaming licensing consultancy firm he founded in 2019. Mr. Saferin previously founded Media Drop-In Productions (later named MDI Entertainment), a licensed lottery games and promotions business in 1986, where he served as President and Chief Executive Officer until 2003, when he sold the company to Scientific Games Corporation. Following the sale, Mr. Saferin continued to lead MDI as a division president and also assumed the position of Chief Creative Officer for Scientific Games in 2009 until his retirement in 2016. Prior to founding MDI, Mr. Saferin was the Director of Program Acquisitions at ESPN from 1982 to 1986 and served as a vice president with both Viacom Communications and Warner Amex Cable from 1978 to 1982. Mr. Saferin was an attorney for the Federal Communications Commission and for Viacom International Inc. between 1974 and 1978. He has a journalism degree from American University and was a sportswriter at the Washington Post. Mr. Saferin endowed the Sports Communication Program at American University. He holds a law degree from the University of Maryland. He has been recognized by the Lottery Hall of Fame for innovations in lottery advertising and the invention and implementation of licensed games in the lottery industry. We believe Mr. Saferin is well qualified to serve as a member of our Board due to his extensive experience in business, brand marketing and as a lottery products innovator.

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Katja Tautscher has been a director since February 2021. Ms. Tautscher has served as the General Counsel of OMV Group, an Austrian multinational integrated oil, gas and petrochemical company, which is headquartered in Vienna, Austria, and listed on the Vienna Stock Exchange, since June 2022. In this capacity, Ms. Tautscher leads the legal team and provides respective services to the senior management and the different business units and functions. Prior to that, Ms. Tautscher was the Chief Legal and Compliance Officer of Borealis AG, one of the world’s leading providers of advanced and circular polyolefin solutions and a European market leader in base chemicals, fertilizers and the mechanical recycling of plastics. Ms. Tautscher joined Borealis AG in 2008 as General Counsel and served as Chief Legal and Procurement Officer to the Borealis Group, where she, next to her responsibilities to oversee all legal activities of the group, was also accountable for the cost efficient sourcing of all technical goods and services, raw materials and business services for the entire group, from 2014 to 2020. Prior to joining Borealis AG, Ms. Tautscher worked as Assistant General Counsel to Scientific Games Inc, a global leader in the gaming and lottery industries, from 2006. In this capacity, she conducted EU gaming regulatory work and was supervising UK legal operations. Before that, Ms. Tautscher worked as an associate and partner in Austrian and European magic circle law firms focusing on regulatory topics, including gaming and betting laws as well as competition and antitrust matters. Ms. Tautscher was previously a supervisory board member of Borealis Agrolinz Melamine GmbH. Ms. Tautscher currently serves as director of OMV Petrom S.A., a company based in Bucharest, Romania and listed on the Romanian Stock Exchange, as chairwoman of OMV Downstream GmbH and OMV Exploration and Production GmbH, both based in Vienna, Austria. Ms. Tautscher has a legal degree from the University of Vienna, Austria, and holds an LL.M. from London School of Economics and an M.B.A from INSEAD (Fontainebleau). She is admitted to the bar of Austria and is a solicitor of England and Wales. We believe that Ms. Tautscher is well qualified to serve as a member of the Board of Directors because of her extensive European legal and business experience, including her prior experience in the gaming industry.

John M. Vandemore has been a director since December 2016. Mr. Vandemore has served as Chief Financial Officer of Skechers, a globally branded casual footwear design and marketing company, since November 2017. Previously, he served as Executive Vice President, Divisional Chief Financial Officer of Mattel, from September 2015 until October 2017. Prior to that, he served as Chief Financial Officer and Treasurer of International Game Technology from 2012 until 2015. Prior to that, from 2007 to 2012, Mr. Vandemore served as Vice President and Chief Financial Officer of Walt Disney Imagineering, a division of The Walt Disney Company, a global entertainment company. From 2005 to 2007, Mr. Vandemore served as Vice President and Director, Operations Planning & Analysis of The Walt Disney Company. Prior to 2005, Mr. Vandemore held various positions at AlixPartners, Goldman Sachs, and PricewaterhouseCoopers. Mr. Vandemore earned a Bachelor of Business Administration degree with a major in Accountancy from the University of Notre Dame and a Master of Business Administration degree from the J.L. Kellogg Graduate School of Management at Northwestern University. We believe Mr. Vandemore is well qualified to serve as a member of our Board due to his extensive financial, accounting and business experience, including his experience as a chief financial officer.

Brooks H. Pierce has been our President since May 2018 and our Chief Executive Officer since January 2023 (previously serving as our Chief Operating Officer from May 2018 until January 2023) and he is a member of our Office of the Executive Chairman. Mr. Pierce joined the Company as Senior Vice President, North America, in April 2018. He previously held the position of Chief Executive Officer of BHP Consulting Group, LLC, a sales, marketing and leadership consulting firm that provided consulting services to the Company from May 2017 through March 2018. From 2015 to 2017, Mr. Pierce was Managing Director of the Americas for Aristocrat Technologies, Inc. He was Chief Revenue Officer for the gaming division of Scientific Games Corporation from 2012 to 2015 and held various other roles within Scientific Games from 1991 to 2010, including Senior Vice President of Marketing and President of Scientific Games Racing. From 2010 to 2012, Mr. Pierce was the President and Chief Business Development Officer of Sportech PLC, a U.K.-based gaming equipment and systems supplier. He is currently a Member of the Advisory Board of Leading Edge Ventures, a Wilmington, Delaware-based venture capital fund, as well as an Advisory Board Member of the Horn Entrepreneurial Program at the University of Delaware. He received his BA from the University of Delaware and is a graduate of the Columbia Business School Senior Executive Program.

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Marilyn Jentzen has been our Interim Chief Financial Officer since December 2023 and is a member of our Office of the Executive Chairman. Ms. Jentzen is a senior executive and consultant with over 30 years of experience leading efforts across finance and transformation for both public and private companies of all sizes. Ms. Jentzen spent 10 years, from 1998 to 2008, with Deloitte LLP in consulting, business operations and strategy, including leading strategic business financial planning and analysis and projects for the US Firm’s CFO office, and as the Controller for the Southeast region. In 2010, Ms. Jentzen joined Thomson Reuters Corporation, where she was responsible for operating strategy in global operations centers in Asia, India, Europe and Latin America. From 2014 to 2015, Ms. Jentzen served as Vice President of Finance of International Game Technology Inc, where she led all global accounting, internal audit and tax activities, including SEC reporting. Since 2015, Ms. Jentzen has been the Founder and CEO of Innovative Impact Consulting, leading global business transformation programs in the areas of Finance, Operations and Information Technology. From October 2023 to December 2023, Ms. Jentzen was employed by the Company as a Transformation Executive. During such period, Ms. Jentzen provided her services through Highpoint Consulting, where she worked as a consultant from February 2023 to October 2023. Ms. Jentzen holds an MBA from The Wharton School of the University of Pennsylvania, with concentrations in accounting and operations, and a BS from the College of William and Mary.

Carys Damon has been our General Counsel and Corporate Secretary since September 2017, Executive Vice President since 2021 and is a member of our Office of the Executive Chairman. Effective July 1, 2024, Ms. Damon will cease to serve as Executive Vice President and General Counsel. Ms. Damon will continue to be employed by the Company as Corporate Secretary. Prior to being appointed General Counsel in 2017, Ms. Damon served as Assistant General Counsel from 2015 to 2017 and as Legal Counsel from 2012 to 2015. Prior to joining Inspired, from 2003 to 2012, Ms. Damon held the role of Senior Associate at Marriott Harrison LLP in the Media & Technology Department advising clients predominantly in the music, film and television industries on a host of commercial and intellectual property matters, both contentious and non-contentious. Ms. Damon is a Solicitor of the Supreme Court of England and Wales and a member of the New York State Bar. As General Counsel, Ms. Damon is responsible for Inspired’s legal and compliance and information security functions.

Board of Directors

The Board is comprised of seven directors, each of whom is a nominee for election at the Annual Meeting. During the fiscal year ended December 31, 2023, the Board met five times and all directors attended at least 75% of the total number of meetings of the Board and committees of the Board on which they served. We do not have a policy regarding director attendance at annual meetings, but encourage directors to attend if possible. All of the directors then serving on the Board attended our 2023 virtual annual meeting of stockholders.

Director Independence

NASDAQ listing standards require that a majority of the Board be independent. An “independent director” is defined under the NASDAQ rules generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship which in the opinion of the Board, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. Our Board has determined that each of our non-employee directors (Messrs. Chambrello, Raphaelson, Saferin, and Vandemore and Mses. Rogers and Tautscher) is an “independent director” as defined in the NASDAQ listing standards and applicable SEC rules. Our independent directors have regularly scheduled meetings at which only independent directors are present.

Leadership Structure and Risk Oversight

Lead Independent Director. Mr. Chambrello serves as the Board’s Lead Independent Director.

Committees of the Board. The standing committees of the Board consist of an Audit Committee, a Compensation Committee, and a Nominating, Governance and Compliance Committee. Each of the committees is comprised solely of independent directors and reports to the Board.

Audit Committee

The current members of our Audit Committee are Messrs. Vandemore, Chambrello, and Raphaelson. Mr. Vandemore serves as chairman of the Audit Committee. All members are independent under applicable NASDAQ and SEC rules.

Each member of the Audit Committee is financially literate, and the Board has determined that Mr. Vandemore qualifies as an “Audit Committee financial expert” as defined in applicable SEC rules.

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We have adopted an Audit Committee charter, available on our website, which details the principal functions of the Audit Committee, including:

●	the appointment, compensation, retention, replacement, and oversight of the work of the independent auditors and any other independent registered public accounting firm engaged by us;

●	pre-approving all audit and non-audit services to be provided by the independent auditors or any other registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

●	reviewing and discussing with the independent auditors all relationships the auditors have with us in order to evaluate their continued independence;

●	setting clear hiring policies for employees or former employees of the independent auditors;

●	overseeing cybersecurity and information security matters;

●	setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

●	obtaining and reviewing a report, at least annually, from the independent auditors describing the firm’s internal quality-control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and to assess the independent auditors’ independence, all relationships between the independent auditors and the Company;

●	reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to our entering into such transaction; and

●	reviewing with management, the independent auditors, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

The Audit Committee held nine meetings during 2023.

Compensation Committee

The current members of our Compensation Committee are Messrs. Saferin, Chambrello and Raphaelson. Mr. Saferin is the chairman of the Compensation Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Compensation Committee charter, available on our website, which details the principal functions of the Compensation Committee, including:

●	reviewing and approving the compensation of the Company’s executive officers;

●	reviewing our executive compensation policies and plans;

●	implementing and administering our equity-based remuneration plans;

●	assisting management in complying with our SEC filings and annual report disclosure requirements;

●	approving all special perquisites, special cash payments and other special compensation and benefit arrangements for our executive officers and employees;

●	producing a report on executive compensation to be included in our annual proxy statement; and

●	reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

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The Compensation Committee charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and is directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee will consider the independence of each such adviser, including the factors required by NASDAQ and the SEC.

The Compensation Committee held eleven meetings during 2023.

Nominating, Governance and Compliance Committee

The current members of our Nominating, Governance and Compliance Committee are Messrs. Raphaelson and Saferin and Mses. Rogers and Tautscher. Mr. Raphaelson is the chairman of the Nominating, Governance and Compliance Committee. All members are independent under applicable NASDAQ and SEC rules. We have adopted a Nominating, Governance and Compliance Committee charter, available on our website, which details the principal functions of the Nominating, Governance and Compliance Committee, including:

●	reviewing and making recommendations to the Board annually with respect to the composition, size and needs of the Board;

●	developing a pool of potential director candidates in the event of a vacancy on the Board;

●	reviewing stockholder nominations for candidates to the Board, if any, and any stockholder proposals affecting corporate governance, and making recommendations to the Board accordingly;

●	reviewing the size, structure and composition of each committee of the Board and presenting recommendations to the Board for committee membership annually and to fill vacancies as needed;

●	evaluating and recommending termination of membership of individual directors in accordance with the Company’s bylaws, for cause or for other appropriate reasons;

●	in conjunction with the President and Chief Executive Officer, reviewing planning for the succession to the position of Chairman of the Board and President and Chief Executive Officer and other senior management positions;

●	periodically reviewing overall corporate governance principles, procedures and practices of the Company and making recommendations to the Board as appropriate;

●	receiving reports on environmental, social and governance matters;

●	evaluating and monitoring the Company’s policies and procedures for the use of third-party contractors and customer acquisition; and

●	monitoring compliance by the Company with its policies, including, but not limited to, the Company’s Whistle Blowing Policy, Insider Trading Policy, Code of Ethics, Anti-Corruption and Bribery Policy, and guidelines regarding conflicts of interest.

The Nominating, Governance and Compliance Committee held four meetings during 2023.

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Consideration of Director Candidates

Director Qualifications

The Board believes that all directors should have the highest personal integrity and have a record of exceptional ability and judgment. The Board also believes that directors should ideally reflect a mix of experience and other qualifications. There is no firm requirement of minimum qualifications or skills that candidates must possess. The Nominating, Governance and Compliance Committee evaluates director candidates based on a number of qualifications, including, without limitation, their independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy, risk management skills, as well as gender, race, geographical and background diversity, and, for incumbent directors, his or her past performance. While neither the Board nor the Nominating, Governance and Compliance Committee has adopted a formal policy with regard to the consideration of diversity when evaluating candidates for election to the Board, the Board continues to proactively seek to add to the diversity of its members. It is our goal to have a balanced Board, with members whose skills, background and experience are complementary and, together, cover a variety of areas that affect our business. The Board is continuing to prioritize its diversity and has two female Board members.

As discussed above, the Board seeks diverse candidates, taking into account diversity in all respects, including gender, race, age, board service, background, education, skill set, and financial acumen, along with knowledge and experience in areas that are relevant to the Company’s business, when evaluating potential nominees. The chart below illustrates the composition of our Board nominees by gender and racial diversity:

BOARD DIVERSITY MATRIX AS OF APRIL 26, 2024
Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose
Part 1: Gender Identity
Directors	2	5	-	-
Part 2: Demographic Background
African American or Black	1	-	-	-
Alaskan Native or Native American	-	-	-	-
Asian	-	-	-	-
Hispanic or Latinx	-	-	-	-
Native Hawaiian or Pacific Islander	-	-	-	-
White	1	5	-	-
Two or More Races or Ethnicities	-	-	-	-
LGBTQ+	-
Did Not Disclose Demographics	-

Procedures for Consideration

The Nominating, Governance and Compliance Committee initially evaluates a prospective nominee on the basis of their resume and other background information that has been made available. A member of the Nominating, Governance and Compliance Committee will contact for further review those candidates who the committee believes are qualified, may fulfill a specific Board need and would otherwise make a strong contribution to the Board. If, after discussions with the candidate and other reviews and consideration as may be necessary or appropriate, the Nominating, Governance and Compliance Committee believes that it has identified a qualified candidate, it will make a recommendation to the Board, which ultimately determines each slate of director nominees to be proposed to stockholders and ultimately determines when and how to fill vacant Board seats between stockholder elections.

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Candidates Recommended by Stockholders

The policy of our Nominating, Governance and Compliance Committee is to consider recommendations for candidates for director nominees that are properly submitted by stockholders. Any stockholder recommendations for consideration by the Nominating, Governance and Compliance Committee should include the candidate’s name; biographical information; business and residence addresses; resume; information regarding any relationships between the candidate and the Company within the last three years; a description of all arrangements between the candidate and the recommending stockholder and any other person by which the candidate is being recommended; a written indication of the candidate’s willingness to serve on the Board; any other information required to be provided under the section of this document entitled “Other Matters – Stockholder Proposals”, the Company’s bylaws and applicable securities laws and regulations; and a written indication of willingness to provide such other information as the Nominating, Governance and Compliance Committee may reasonably request. The Nominating, Governance and Compliance Committee suggests that any stockholder recommendations address, among other matters, how the candidate would qualify for service as a director based on the following criteria in particular: independence, judgment, leadership ability, expertise in the industry, experience developing and analyzing business strategies, financial literacy and risk management skills. There are no differences in the manner in which the Nominating, Governance and Compliance Committee evaluates candidates for director recommended by a stockholder, and other director candidates. The Nominating, Governance and Compliance Committee identifies candidates for future Board openings on an ongoing basis in the ordinary course of its business, and any candidates recommended by stockholders would be considered in addition to other candidates known to the Nominating, Governance and Compliance Committee.

Procedures for Contacting Directors

The Board has established a process for stockholders to send communications to the Board. Stockholders may communicate with the Board or with a specific director at any time by writing to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Corporate Secretary, or calling +1 (646) 565-3861. We review all messages received and forward messages that reasonably appear to be communications from a stockholder intended to be made to one or more directors about a matter of stockholder interest. Such messages are forwarded as soon as practicable to the particular director to whom they are addressed or, if not so addressed, to the Chairman of the Nominating, Governance and Compliance Committee. Because other appropriate avenues of communication exist for matters that are not of stockholder interest, such as general business complaints or employee grievances, communications that do not relate to matters of stockholder interest are not forwarded to directors.

Environmental, Social and Governance (“ESG”) Principles

The Company believes that environmental and social responsibility as well as human capital management (including diversity) and corporate governance are important policy considerations that are in the interest of our stockholders, as reflected in our Code of Ethics and related policies. The Company reports to the Nominating, Governance and Compliance Committee on all ESG-related matters.

Environmental—the Company is committed to operating in an environmentally responsible manner to reduce its impact on climate change, conserve natural resources and comply with environmental regulations. It does this by:

(i)	Reducing its consumption of resources, including non-renewable energy, water and other consumables
(ii)	Minimizing its carbon impact, including by reassessing business travel
(iii)	Reducing its energy consumption and maximizing energy efficiency at its facilities and in its supply chain
(iv)	Partnering with vendors and others to recycle and reuse the industrial materials used in the manufacture of its products, including cardboard, electronics, pallets, barriers, packing materials and metals; consumer paper, plastics and aluminum; and component parts and electronic machines
(v)	Fostering a culture of waste-reduction and climate-positivity through the employee “Green Team” initiative

Social—the Company is committed to being a socially responsible employer, which includes fostering an environment of diversity and inclusion across its business, empowering women and minorities and operating ethically. It does this by:

(i)	Creating and sustaining a corporate culture that fosters a positive work environment and work force that represents the diversity of the communities in which we operate globally
(ii)	Investing in programs and implementing standards and talent strategies to promote ethical business conduct, employee health and safety, diversity and inclusion, employee development and engagement, and responsible gaming

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(iii)	Recognizing and rewarding great performance through programs such as continuous performance appraisals and “Inspiration Awards”
(iv)	Implementing policies and standards such as Equal Opportunity and Dignity at Work policies to ensure an inclusive and safe working environment
(v)	Providing a work environment that promotes our employees’ safety, health and wellbeing, and continually adding to employee wellbeing initiatives including the creation of a Wellbeing Hub and Wellness Advocates
(vi)	Taking steps to reduce our gender pay gap and encourage female representation at senior management level

Governance—the Company is committed to building a culture dedicated to ethical business behavior and responsible corporate activity. We believe strong corporate governance is the foundation to delivering on our commitments. It does this by:

(i)	Improving board member diversity. We now have two female directors out of seven.
(ii)	Having six independent directors out of seven, a lead independent director and entirely independent committees
(iii)	Having stock ownership guidelines for directors and executive officers
(iv)	Having annual board and committee self-evaluations and annual evaluations of the Office of the Executive Chairman and having regular executive sessions of independent directors
(v)	Implementing policies to combat unethical business conduct and asking suppliers to comply with our Code of Ethics, and maintaining a Whistleblowing Policy that protects employees who raise concerns
(vi)	Implementing policies and standards for responsible and ethical business practices, financial and compliance controls, including an ISO 9001 compliant Control of External Providers’ policy, an Anti-Corruption & Bribery Policy, an Insider Trading Policy, a Conflict of Interest Policy, and an ISO 27001 compliant Information Security Management System, as well as risk-based employee, consultant, vendor, and business partner due diligence coupled with contracting, finance, and audit oversight.

This is also part of a shared philosophy by the Compensation Committee, which drives the effort to refine and improve alignment of management and stockholder interests.

Stock Ownership Guidelines

According to the Company’s stock ownership guidelines, our named executive officers and the non-employee members of our Board are required to hold shares of our common stock with a value at least equal to the following multiple of their annual base salary or cash retainer:

●	Executive Chairman: 6x annual base salary

●	Other members of the Office of the Executive Chairman: 3x annual base salary

●	Non-employee members of Board of Directors: 5x annual cash retainer

Under the ownership guidelines, shares counting toward satisfaction of these guidelines include shares owned outright or indirectly held including by a member of the individual’s immediate family residing in the same household and including through 401(k) plans and shares held in trust for the benefit of the individual and/or the individual’s family as well as shares underlying restricted stock units.

Clawback Policy

In August 2023, the Board adopted a compensation recovery policy as required under Nasdaq’s final rules implementing Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), following the adoption of such rules.

As previously disclosed, the Company restated its financial statements for the years ended December 31, 2021 and 2022 and for the quarterly periods ended March 31, 2023 and June 30, 2023. The Compensation Committee has determined that the restated results would not change the amounts earned under the terms of all previously granted incentive based compensation awards and, as a result, there were no amounts to recover under our compensation recovery policy.

With respect to certain stock price based RSUs granted to Mr. Weil, the Committee additionally engaged an outside third party expert to assess the impact of the restated results. Based on the expert’s report, the Committee concluded that the restated results, if originally reported with the initial release of the financial statements, would not have negatively impacted the Company’s stock price and, accordingly, no adjustments were made to these RSUs.

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Although no clawbacks of historical awards were required, in evaluating awards for 2023, the Committee exercised its discretion under the Company’s annual bonus plan not to award a bonus to the former Chief Financial Officer and to reduce the awards for other participants after considering a number of factors, including the amount of time and expense spent by the Company on the restatements. The Committee also adopted prospective performance criteria for the remaining finance team that ties vesting of one-half of their performance-based RSU grants for 2024 and one-half of their short-term annual cash bonuses that can be earned in 2024 on all material weaknesses known as of January 1, 2024 being substantially remediated by the end of 2024 save in respect of the Interim CFO for whom the entire bonus potential (of $100,000) is dependent on this criteria being met.

Audit Committee Report*

The Audit Committee meets regularly with the Company’s management and its independent registered public accounting firm to consider the adequacy of the Company’s internal controls and the objectivity of its financial reporting. In addition, the Audit Committee meets regularly with the Company’s independent registered public accounting firm alone to review the foregoing matters. The Audit Committee selects the Company’s independent registered public accounting firm and periodically reviews its performance and independence.

The Audit Committee reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2023 with management, and discussed with the Company’s independent registered public accounting firm the matters required to be discussed by applicable rules of the Public Company Accounting Oversight Board (the “PCAOB”). Additionally, the Audit Committee reviewed the written disclosures and letter from our independent registered public accounting firm required by the rules of the PCAOB and discussed the independence of the independent registered public accounting firm under applicable PCAOB and SEC requirements. Based upon such reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements for the year ended December 31, 2023 be included in the Company’s Annual Report on Form 10-K for such year, for filing with the SEC.

Respectfully submitted,

Audit Committee of the Board of Directors

/s/ John M. Vandemore, Chairman

/s/ Michael R. Chambrello

/s/ Ira H. Raphaelson

*	The information contained in this Audit Committee Report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC, or subject to the liabilities of Section 18 of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent the Company specifically requests that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Code of Ethics

We have adopted a Code of Ethics applicable to our directors, officers and employees. Copies of our Code of Ethics and our Audit Committee, Compensation Committee and Nominating, Governance and Compliance Committee charters are available on our website at www.inseinc.com. Amendments to, or waivers for any of our principal executive officers from the requirements of, our Code of Ethics, if any, will be disclosed on our website at www.inseinc.com or in our reports filed with the SEC.

Insider Trading Policy

Under our insider trading policy, all employees (including officers) and members of the Board are prohibited from purchasing shares on margin, from engaging in short sales, and from buying or selling puts, calls or other derivatives in respect of our securities. Although we discourage speculative hedging transactions, we do permit long-term hedging transactions that are designed to protect the individual’s investment in our securities. Any hedge must be for at least six months and relate to stock or options held by the individual. All hedging transactions must be pre-cleared pursuant to our insider trading policy. The Company has not approved any hedging transactions and does not expect to do so.

Employees certify their receipt of on-boarding and periodic training in the foregoing as well as other corporate controls policies.

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EXECUTIVE COMPENSATION

Executive Compensation Oversight and Objectives

Our executive compensation program is overseen by the Compensation Committee. The Compensation Committee has developed the following goals for our executive compensation program:

●	to attract and retain key executive talent by providing competitive compensation;

●	to reward executive officers based upon the achievement of Company performance goals and individual performance goals; and

●	to align the interests of executive officers with those of our stockholders.

Compensation Consultant

The Compensation Committee retains Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant. Representatives of FW Cook regularly attend Compensation Committee meetings and communicate with the Chair of the Compensation Committee between meetings. FW Cook reports directly to the Compensation Committee and the Compensation Committee oversees the fees paid for its services. FW Cook provides the Compensation Committee with independent and objective guidance on a variety of matters related to our executive and director compensation programs and general compensation and benefits matters. FW Cook does not provide any consulting services to the Company beyond its role as a consultant to the Compensation Committee. The Compensation Committee conducts an assessment of the independence of its compensation consultant annually, pursuant to SEC rules and, following its most recent assessment, concluded that no conflict of interest exists that would prevent FW Cook from serving as an independent consultant to the Compensation Committee. During 2023, FW Cook provided the following services to the Compensation Committee: (1) prepared a compensation risk assessment; (2) reviewed the Company’s short- and long-term incentive plans for 2023; (3) advised the Compensation Committee regarding clawback policy including in connection with the Company’s financial restatements which were filed with the SEC in February 2024; and (4) advised the Compensation Committee in relation to pay vs performance.

Compensation Risk Assessment

We believe that the performance goals and incentive plan structures generally established under the Company’s executive, annual and long-term incentive programs are not reasonably likely to have a material adverse effect on the Company. Additionally, the Compensation Committee works with management to ensure that compensation incentives are structured in a manner to minimize risk of non-compliance. The approved goals under our incentive programs are consistent with our financial operating plans and strategies, and these programs are discussed and reviewed by the Compensation Committee as well as with an independent compensation consultant. The Company’s compensation systems are balanced, rewarding both short-term and long-term performance, and its performance goals are team-oriented rather than individually focused, and include measurable factors and objective criteria. The Compensation Committee is actively engaged in setting executive compensation systems, monitoring those systems during the year and using discretion in making rewards, as necessary. Both in reliance on its independent compensation consultant’s report and on its own judgments, the Compensation Committee believes that the Company’s compensation policies and practices for its employees do not encourage risk taking that is reasonably likely to have a material adverse effect on the Company.

Named Executive Officers

The named executive officers of the Company (the “Named Executive Officers”) for 2023 were as follows:

Named Executive Officer	Position
A. Lorne Weil	Executive Chairman
Brooks H. Pierce	President and Chief Executive Officer
Carys Damon	Executive Vice President, General Counsel and Corporate Secretary

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Daniel Silvers, who previously served as the Company’s Executive Vice President and Chief Strategy Officer, was also a Named Executive Officer for 2023.

Executive Compensation Elements

The principal elements of the compensation program for our Named Executive Officers consist of:

●	base salary;

●	short-term cash bonus awards;

●	long-term equity awards;

●	personal benefits; and

●	termination and change in control provisions.

Base Salary

Base salary levels are reviewed by the Compensation Committee on an annual basis and as circumstances warrant. In determining base salary levels, the Compensation Committee considers market competitive information, internal pay equity, individual responsibilities and performance assessments.

Incentive-based Compensation

Overview of Short- and Long-Term Incentive Plans

The Company’s short-term incentive plan (STIP) is based on attainment of an Adjusted Earnings Before Interest, Tax, Depreciation, Amortization and Bonus (“Adjusted EBITDAB”) target. The STIP for 2023 had various target eligibility levels across multiple tiers of management levels ranging from 10% to 120% of base salary depending on business segment performance, corporate performance and measurements against specific individual performance objectives. Bonus eligibility for the Company’s executive officers for 2023 was based on corporate performance criteria.

The Company’s long-term incentive plan (LTIP) contemplates an aggregate award of restricted stock units with a value equal to a percentage of base salary depending on management levels and ranging from 10% to 100%. Half of the awards are time vested and half are subject to performance criteria. The time-vested restricted stock units vest as to 1/3 in each year beginning in the year of grant, and performance-based restricted stock units vest on December 31 of the third year after the grant, provided that such shares are earned by meeting the performance criteria set at the time of the grant for the initial year. The performance criteria are based on Adjusted EBITDAB targets.

Short-Term Cash Bonus Awards

2023 Short-Term Cash Bonus Awards

As part of the STIP adopted by the Compensation Committee, the named executive officers were eligible to receive performance-based cash bonuses for 2023 based on a formula that involved attainment of the Company’s financial performance metrics. The target bonus opportunity for Mr. Weil for 2023 was equal to 120% of his base salary and his maximum bonus opportunity was equal to 240% of his base salary. The target bonus opportunity for Mr. Pierce was equal to 110% of his base salary and his maximum bonus opportunity was equal to 220% of his base salary. Ms. Damon had a target bonus opportunity for 2023 equal to 100% of her base salary and her maximum bonus opportunity was equal to 200% of her base salary. Mr. Silvers, who left the Company in January 2023, as discussed in last year’s proxy statement, previously had a target bonus opportunity of 100% of base salary and a maximum bonus opportunity of 200% of base salary.

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In adopting the budget and bonus structure for 2023, the Compensation Committee, on recommendation of the executive team, adopted a budget with an Adjusted EBITDA target of $110.6 million (based on prevailing exchange rate on approval date).

In February 2024, the Compensation Committee reviewed the 2023 performance of the executive officers and other eligible employees. In view of the Company’s financial performance (as measured by Adjusted EBITDAB), at 90% of the target, the Compensation Committee determined, on management’s recommendation, to approve awards equal to 40% of each eligible participant’s target award opportunity for attainment of the corporate performance target for the year. In making these awards, the Compensation Committee exercised its negative discretion to reduce the amount of the awards from approximately 47%. In making such determination, the Committee considered a number of factors, including the amount of time and expense spent by the Company on the restatements.

2024 Short-Term Cash Bonus Awards

In adopting the budget and bonus structure for 2024, the Compensation Committee, on recommendation of the executive team, adopted a budget with an Adjusted EBITDA target metric.

Additional Criteria for Finance Team

The Committee also adopted additional performance criteria for members of the finance team, with regards to 50% of their eligible STIP (including any maximum STIP), of (i) substantial remediation of material accounting and SOX weaknesses by year end; and (ii) achievement of proficiency training in U.S. GAAP accounting, each of which will be on management’s recommendation as to achievement and subject to the Committee’s determination save in respect of the Interim CFO for whom the entire bonus potential (of $100,000) is dependent on this criteria being met.

Long-Term Equity Awards

2023 Awards

In February 2023, the Compensation Committee resolved to award RSUs to management (having an aggregate award value equal to approximately 100% of base salary in the case of the Named Executive Officers, subject to certain caps and a different formula price methodology in the case of Mr. Weil), half of which will be time vested and half of which will have performance criteria, with time-vested shares vesting 1/3 each year beginning in year of grant, and performance shares vesting on December 31 of the third year after the grant, provided that such shares are earned by meeting the performance criteria set at the time of the grant for the initial year. Given that awards for 2021 and 2022 had eliminated the ability for participants to be awarded over target of 100%, the Compensation Committee determined to reinstate the ability to achieve maximum of 200% for performance awards (150% of aggregate award value).

The Company calculated the value of the Common Stock for the formula awards at $15.00, which was the highest of (i) the 20-day average through the grant date (February 14, 2023), (ii) the 20-day average preceding the highest price for the prior year, and (iii) the floor of $7.00. In Mr. Weil’s case, pursuant to the terms of his employment agreement, the formula price was determined to be $15.95 (the closing price prior to the date of grant).

In February 2024, the Compensation Committee determined to award the LTIP performance metric for 2023 at approximately 47% of their target award eligibility to the Named Executive Officers and other eligible employees based on the level of attainment of the Company financial performance metrics (as measured by Adjusted EBITDAB). These awards remain subject to a service vesting period through December 2025.

2024 Awards

In February 2024, the Compensation Committee approved formula awards for 2024 as described above except that the floor was set at 80% of the formula price at which the prior year’s formula awards were granted. Accordingly, the formula price used to determine the number of shares subject to awards for 2024 was determined to be $15.73, in comparison to the closing price of $9.17 of our stock on the date of grant. In Mr. Weil’s case, pursuant to the terms of his employment agreement, the formula price was determined to be $9.18 (the closing price prior to the date of grant) and the number of shares was capped at 80,000.

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Extra Criteria for Finance Team

The Committee also adopted additional performance criteria for existing members of the finance team, as described above under the STIP section which shall also apply to their 2024 formula awards of RSUs.

Personal Benefits

The executive officers of the Company who are U.S.-based (Messrs. Weil and Pierce and Ms. Jentzen) are offered life insurance and health insurance and participation in a broad-based 401(k) plan that provides matching contributions of up to 4% of compensation (subject to IRS annual maximums).

The executive officers of the Company who are U.K.-based (Ms. Damon), receive U.K. market-related benefits, including executive-tiered health insurance, life insurance and a defined contribution pension scheme carrying a 15% employer contribution.

The Company also provides tax equalization benefits for dual-location employees. In addition, Ms. Jentzen, who is on assignment in the U.K., receives a monthly supplement of $3,600 (net of taxes) and a vehicle. She will also receive lump sum relocation support payments (net of taxes) of $15,000 and $5,000 (the second at the end of her assignment).

Employment Agreements, including Termination and Change in Control Provisions

The employment service agreements entered into with our Named Executive Officers establish the overall framework for each such officer’s compensation, including base salary and target and maximum bonus amounts.

Employment Agreement with A. Lorne Weil, Executive Chairman

On October 9, 2020, the Company entered into an employment agreement with A. Lorne Weil, the Company’s Executive Chairman, which replaced his prior agreement. The employment agreement was amended June 21, 2021 and subsequently amended in a second addendum dated January 12, 2023. The agreement, as amended, has a term ending December 31, 2027.

Under the second addendum, Mr. Weil’s base salary rate was increased from $750,000 to $800,000, effective January 1, 2023, which he elected to defer until April 1, 2023 (though the full $800,000 rate was used for the purposes of STIP and LTIP calculations for 2023). Mr. Weil’s opportunity to earn an annual target bonus is 120% of his annual salary and his maximum bonus opportunity is 240% of his annual salary. Mr. Weil is eligible to receive formula awards of RSUs under the Company’s LTIP program in amounts up to 80,000 RSUs for any fiscal year (increased from 75,000 as of January 1, 2023).

Mr. Weil’s employment agreement provides for special equity grants – he was awarded 100,000 RSUs under the 2018 Omnibus Incentive Plan upon execution of the agreement in October 2020 (subject to a time-based service condition through June 30, 2021) and received an additional 750,000 RSUs, subject to stockholder approval of the 2021 Omnibus Incentive Plan which was obtained at the 2021 Annual Meeting of Stockholders. The 750,000 RSUs, as modified under the first addendum to his employment agreement, were as follows:

●	Time-Based RSUs — 165,000 time-based RSUs as to which 80,000 RSUs vested on December 31, 2023 and 85,000 RSUs are scheduled to vest on December 31, 2024.

●	Adjusted EBITDA Based RSUs — 187,500 RSUs may be earned based on the Company’s achievement of EBITDA Targets in increments of 62,500 RSUs for each of the calendar years from 2022 through 2024, such targets to be consistent with the Company’s STIP, provided the proration of the award would begin upon achievement of 70% of the annual target, as adjusted. For each year in which the Compensation Committee determines that the STIP target has been exceeded, the excess EBITDA would be applied to the subsequent year in determining whether Mr. Weil has met the subsequent year’s EBITDA Target. The EBITDA Target for 2022 was met and for 2023 after factoring carryover for performance in excess of the target for 2022.

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●	Stock Price Based RSUs – 397,500 RSUs that may be earned by meeting certain stock price targets (as measured over a consecutive 45-day calendar period) as follows: 80,000 RSUs — $6.25 stock price target; 85,000 RSUs — $8.25 stock price target; 135,000 RSUs — $15.00 stock price target; 50,000 RSUs — $17.50 stock price target; and 47,500 RSUs — $20.00 stock price target. The stock price targets applicable to the first three increments were attained.

Mr. Weil was awarded a further special equity grant under the second addendum, subject to approval by the stockholders of the Company of the 2023 Omnibus Incentive Plan at the 2023 Annual Meeting, of an aggregate of 250,000 RSUs, as to which 125,000 are Adjusted EBITDA Based RSUs that may be earned in one-third increments for each of the calendar years from 2025 to 2027, and 125,000 are Stock Price Based RSUs that may be earned in one-quarter increments by meeting certain stock price targets (as measured over a consecutive 45-day calendar period) ranging from a price target of $15.00 to $22.50. The stock price target applicable to the first increment was achieved in February 2023.

In the event the Company elects to terminate Mr. Weil’s employment without cause, or if Mr. Weil terminates his employment for good reason, Mr. Weil would receive his salary and target bonus amount through the earlier of (i) his contract termination date and (ii) eighteen months (or thirty months if the termination constituted a “change in control termination event” as defined), he would receive a prorated target bonus for the year of termination and his unvested equity awards (excluding his 750,000 special sign-on RSUs (as to which 245,000 remains unvested) and the 250,000 RSUs under the second addendum as to which 218,750 remains unvested) would remain outstanding subject to potential vesting in accordance with the time, performance or other conditions applicable to the awards. With respect to the special sign-on RSUs and the additional 250,000 RSUs, if Mr. Weil’s employment terminates prior to the end of the agreement, the unvested portion would lapse in circumstances other than death, a “change in control termination event” or if the Company’s stock is no longer publicly traded, in which case all or a portion of the outstanding balance would vest.

In addition, in accordance with the terms of Mr. Weil’s agreement, term life insurance coverage was obtained in December 2020 in order to provide Mr. Weil with a death in service benefit equal to four times his base salary, which is equivalent to the coverage offered to other executives of the Company under a group policy. The annual cost of the coverage to the Company is approximately $74,000.

Under the employment agreement, Mr. Weil will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of eighteen months after termination of his employment (or twelve months in the event of a “change in control termination event”), as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Brooks H. Pierce, President and Chief Executive Officer

On February 17, 2020, the Company entered into an employment agreement with Brooks H. Pierce, the Company’s President and Chief Executive Officer, which replaced his prior agreement. The employment agreement was amended on July 21, 2021 and on January 13, 2023 when the Company promoted Mr. Pierce from his role as President and Chief Operating Officer to serve as President and Chief Executive Officer, extending his duties to include oversight for the corporate strategy of the Company reporting directly to the Company’s Board and Mr. Weil. The agreement, as amended, has a term of employment through December 31, 2026.

Under the second amendment, Mr. Pierce’s base salary rate was increased from $525,000 to $585,000, effective January 1, 2023, which he elected to defer until April 1, 2023 (though, the full rate of $585,000 was used for the purposes of STIP and LTIP calculations for 2023), and his annual bonus opportunity was increased from 100% to 110% of base salary as a target bonus and from 200% to 220% of base salary as a maximum bonus. Mr. Pierce is also eligible to receive incentive and equity-based compensation and any other benefits determined by the Compensation Committee, including participation in the Company’s long-term incentive plan available for senior executives.

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Mr. Pierce’s agreement provided for him to receive a special sign-on equity grant of an aggregate of 200,000 RSUs (which was awarded on February 17, 2020), one-half in the form of time-based RSUs (vesting as to 75,000 on December 31, 2022 and 25,000 on December 31, 2023) and one-half in the form of performance-based RSUs (25,000 RSUs per year for the years 2020 through 2023, based on the Company’s achievement of annual adjusted EBITDA targets). With respect to the performance-based tranche for 2023, Mr. Pierce earned an amount equal to approximately 47% of the target award. He received an additional special sign-on grant in July 2021 in connection with an amendment to extend the term of his agreement, which covers an aggregate of 75,000 time-based RSUs that are scheduled to vest on December 31, 2024.

Subject to approval by the stockholders of the Company of the 2023 Omnibus Incentive Plan at the 2023 Annual Meeting, Mr. Pierce will receive a further grant of 125,000 Adjusted EBITDA Based RSUs, half of which may be earned in 2025 and the remaining half of which may be earned in 2026 based on the Company achieving targets based on adjusted EBITDA for such years. Any earned RSUs will vest on the last day of the performance period, if Mr. Pierce is then employed by the Company.

In the event the Company elects to terminate the agreement other than for cause, or if Mr. Pierce terminates the agreement for good reason, Mr. Pierce will receive accrued benefits, a salary for 12 months and a prorated bonus for the year of termination (or 18 months in the event of a change in control transaction, plus 1.5 times target bonus), and his outstanding equity awards will vest in accordance with the terms set forth in the agreement.

Under the employment agreement, Mr. Pierce will remain subject to certain covenants, including, among other things, a covenant not to enter into a directly competing business or solicit employees of the Company for a period of one year after termination of his employment, as well as a covenant not to disclose certain confidential information of the Company.

Employment Agreement with Carys Damon, Executive Vice President, General Counsel and Corporate Secretary

On August 3, 2021, Inspired Gaming (UK) Limited (“IG UK”), a subsidiary of the Company, entered into an employment agreement with Ms. Damon, the Company’s Executive Vice President, General Counsel and Corporate Secretary, which was amended in March 2024. Pursuant to the amendment, Ms. Damon will cease serving as Executive Vice President and General Counsel as of June 30, 2024 and remain as Corporate Secretary for the remainder of 2024 and until either party terminates the agreement on not less than one month’s notice.

Ms. Damon’s annual base salary is £312,476, with a target annual bonus of not less than 100%, and a maximum annual bonus of not more than 200%, of her base salary, subject to performance goals determined by the Compensation Committee. Ms. Damon’s salary rate will decrease to £102,000 effective July 1, 2024 in connection with her resignation as General Counsel and her bonus from that effective date will be based on her target opportunity with her bonus for 2024 payable on January 15, 2025.

In consideration of Ms. Damon entering into the 2021 employment agreement, she was awarded a sign-on equity grant of 75,000 RSUs which are scheduled to vest in full on December 31, 2024.

Ms. Damon is subject to certain restrictive covenants, including, among other things, non-solicitation and non-competition restrictions for a period of twelve months after termination of her employment and confidentiality obligations.

The Employment Agreement, as amended, is governed by and construed in accordance with the law of England and Wales.

Arrangements with Daniel B. Silvers, former Executive Vice President and Chief Strategy Officer

Effective January 10, 2023, Mr. Silvers stepped down from his position as Executive Vice President and Chief Strategy Officer of the Company. Pursuant to Mr. Silvers’ employment agreement dated December 14, 2016, as amended, Mr. Silvers was entitled to receive a base salary at a rate of $385,000 per year, a target annual bonus of not less than 100% of his base salary and a maximum annual bonus of 200% of his base salary. He was also entitled to reimbursement for private medical insurance and to severance benefits described below. In accordance with the terms of his employment agreement (including the three-month notice period thereunder) and his separation and release agreement with the Company dated January 10, 2023, the following amounts were payable to Mr. Silvers following his employment terminating: (i) a pro-rated maximum annual bonus for the year 2023 (calculated based on 100 out of 365 days which includes the notice period under his agreement), (ii) continued payment of his salary for two years, (iii) two times his maximum annual bonus (payable over a period of two years) and (iv) acceleration of 100% vesting of his equity awards (with respect to the service period conditions) including with respect to the formula awards he received for 2023 during the notice period. The Company also agreed to continue to reimburse his private health care benefits and insurance as it did under his employment agreement until the earlier of (a) the date on which he is in receipt of healthcare benefits from another employer (other than Matthews Lane Capital Partners LLC) or (b) 18 months.

Mr. Silvers remains subject to certain terms and conditions of his employment agreement, including, among other things, a covenant not to enter into a competing business, for any period after termination of his employment during which he receives certain specified termination payments, as well as a covenant not to disclose certain confidential information of the Company.

Indemnification Agreements

The Company has entered into indemnification agreements with all of its directors and executive officers pursuant to which such individuals are indemnified by the Company to the fullest extent permitted under Delaware law.

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Summary Compensation Table

The following table sets forth information concerning compensation awarded to, earned by or paid to our Named Executive Officers for the years specified.

Name and Principal Position	Year	Salary ($) (1)	Bonus ($)	Stock Awards ($) (2) (3)	Option Awards ($)	Nonequity Incentive Plan Compensation (4) ($)	All Other Compensation (5) ($)	Total ($)
A. Lorne Weil	2023	787,500	—	3,158,337	—	384,000	103,922	4,433,759
Executive Chairman	2022	750,000	—	1,658,317	—	1,215,000	128,876	3,752,193
	2021	671,951	—	5,474,350	—	900,000	125,540	7,171,841
Brooks H. Pierce	2023	570,000	—	1,009,920	—	257,400	111,016	1,948,336
President and CEO	2022	525,000	—	905,165	—	708,750	149,455	2,288,370
	2021	456,639	—	1,972,280	—	500,000	108,254	3,037,173
Carys Damon	2023	389,632	—	399,755	—	152,000	64,161	1,005,548
Executive VP and GC
Daniel B. Silvers	2023	10,548	—	405,009	—		2,736,803	3,152,360
Former Executive VP and CSO	2022	385,000	—	394,096	—	519,750	81,502	1,380,348

(1)	Ms. Damon was not a named executive officer for 2022 (and, accordingly, her compensation is shown only for 2023). Ms. Damon is based in the U.K. and her cash compensation was paid in British pounds, which have been converted into U.S. dollars using the average exchange rate during the year, of 1.2478 US dollars to one Pound Sterling, except that, in the case of her STIP bonus, the rate at the end of the year was used (1.2747).

Mr. Silvers was not a named executive officer for 2021 (and, accordingly, his compensation is shown only for 2022 and 2023). Mr. Silvers left the Company on January 10, 2023.

(2)

The stock awards for 2023 consist of (i) formula awards of time-based RSUs and performance-based RSUs to each of the Named Executive Officers, (ii) special awards of stock price RSUs to Mr. Weil pursuant to his employment agreement, and (iii) tranches of performance-based RSUs subject to 2023 performance criteria which were approved in previous years for each of Mr. Weil and Mr. Pierce pursuant to their employment agreements but as to which the accounting grant date for such tranches did not occur until 2023 (see footnote 3 below).

The values shown reflect the grant date fair value of the awards computed in accordance with FASB ASC Topic 718. For the time-based RSUs and performance-based RSUs, the values were determined by multiplying the number of shares subject to the awards by the closing price of the Common Stock on the grant date and, with respect to the performance-based RSUs (as to which the number of RSUs eligible to vest depends on the performance level attained), the amount reflects the Company’s assessment at the time of grant as to the probable outcome of the performance condition, which was determined to be 100% of the target amount. If the formula performance-based RSUs (which had a maximum opportunity of 200%) had instead been valued assuming attainment of the maximum performance level, the grant date fair value of such RSUs would have been as follows: Mr. Weil, $791,462, Mr. Pierce, $615,420, Ms. Damon $399,739 and Mr. Silvers, $405,009. All other performance awards for 2023 are capped at 100% of the target amount. In the case of the stock price RSUs, the fair value was determined using the Monte Carlo simulation method. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

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(3)	The amounts included in historical stock awards columns for 2020, 2021 and 2022 have been revised to reflect that certain tranches of performance-based RSUs that had been approved in 2021 for Mr. Weil and in 2020 for Mr. Pierce pursuant to their employment agreements should not have been considered granted for purposes of measuring compensation expense under FASB ASC Topic 718 until the date the applicable targets for the tranches were established. As a result, with respect to:

●	Mr. Weil, $1,575,000 was removed from the stock awards column for 2021 (relating to tranches subject to performance conditions for 2022, 2023 and 2024), $919,375 was added to the stock awards column for 2022 and $986,250 to the column for 2023 (reflecting the targets for the 2022 and 2023 tranches being set) and

●	Mr. Pierce, $444,000 was removed from the stock awards column for 2020 (relating to tranches subject to performance conditions for 2021, 2022 and 2023), $292,000 was added to the stock awards column for 2021, $367,750 to the column for 2022 and $394,500 to the column for 2023 (reflecting the targets for the 2021, 2022 and 2023 tranches being set).

These adjustments do not reflect any change to the number of shares subject to these awards or their terms.

(4)	The nonequity incentive compensation awards shown reflect amounts earned under the Company’s STIP bonus program and paid after year end. The payout level approved was 40% of the Named Executive Officer’s target bonus for fiscal 2023, 135% for fiscal 2022 and 100% for fiscal 2021, based on the attainment of performance targets for the applicable year.

(5)	The amounts shown under “All Other Compensation” for 2023 include the following: (i) Mr. Weil, $13,200 in matching contributions allocated to a defined contribution plan, $74,037 for term life insurance coverage, $12,685 relating to health insurance costs and $4,000 provided as a health insurance benefits supplement; (ii) Mr. Pierce, $13,200 in matching contributions allocated to a defined contribution plan, $4,165 for life insurance premiums, $9,134 relating to health insurance costs, $4,000 provided as a health insurance benefits supplement and tax equalization in the estimated amount of $80,516; (iii) Ms. Damon, $58,445 in contributions to a defined contribution plan, $2,942 for health insurance premiums and $2,774 for life insurance premiums; and (iv) Mr. Silvers, $4,390 in matching contributions allocated to a defined contribution plan, $914 for life insurance premiums, $112,444 relating to health insurance costs and $2,619,055 reflecting amounts accrued during 2023 in connection with Mr. Silvers’ separation from the Company pursuant to his employment agreement and his separation and release agreement, including a pro-rated maximum bonus for 2023 (calculated based on 100 out of 365 days which includes the three-month notice period under his agreement) and salary and maximum bonus for a period of two years. With respect to the health insurance costs specified above for each of the Named Executive Officers, the amounts reflect the incremental cost to the Company of providing health insurance coverage to these executives in comparison to the amounts incurred for coverage that’s available generally to the Company’s salaried employees.

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Outstanding Equity Awards at 2023 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by our Named Executive Officers as of December 31, 2023.

	Option Awards					Stock Awards (1)(2)(3)
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
A. Lorne Weil	—	—	—	—	—	146,902	1,451,392	191,250	1,889,550
Brooks H. Pierce	—	—	—	—	—	121,448	1,199,906	—	—
Carys Damon	—	—	—	—	—	106,980	1,056,962	—	—
Daniel B Silvers	—	—	—	—	—	—	—	—	—

(1)	Consists of the following unvested awards:

(i)	RSUs granted on May 11, 2021 to Mr. Weil in connection with his employment agreement, as modified on June 21, 2021, comprised of (1) a tranche of 85,000 time-based RSUs scheduled to vest on December 31, 2024 and (2) two tranches totaling 97,500 stock-price based RSUs (50,000 RSUs vesting at a stock price $17.50 per share and 47,500 RSUs vesting at a stock price of $20.00 per share).

(ii)	RSUs granted on July 21, 2021 to Mr. Pierce in connection with an extension of his employment agreement in the amount of 75,000 time-based RSUs, which are scheduled to vest on December 31, 2024.

(iii)	RSUs granted on August 4, 2021 to Ms. Damon in connection with her employment agreement in the amount of 75,000 time-based RSUs, which are scheduled to vest on December 31, 2024.

(iv)	RSUs granted on February 14, 2022 to Mr. Weil, Mr. Pierce and Ms. Damon in the original amounts of 25,117, 18,267 and 13,222, respectively, as to which one-third vested on each of December 30, 2022 and December 29, 2023, and the final tranche is scheduled to vest on December 31, 2024.

(v)	RSUs granted as performance-based RSUs on February 14, 2022 to Mr. Weil, Mr. Pierce and Ms. Damon in the target amounts of 25,117, 18,267 and 13,221, respectively, as to which vesting was conditioned on attainment of pre-established performance criteria for 2022. The performance criteria applicable to the RSUs was met at the target level. The awards remain subject to a time-based vesting schedule (i.e., vesting in one installment on December 31, 2024).

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(vi)	RSUs granted on February 14, 2023 to Mr. Weil, Mr. Pierce and Ms. Damon in the original amounts of 25,078, 19,500 and 12,667, respectively, as to which one-third vested on December 29, 2023 and one-third is scheduled to vest on each of December 31, 2024 and December 31, 2025.

(vii)	RSUs granted as performance-based RSUs on February 14, 2023 to Mr. Weil, Mr. Pierce and Ms. Damon in the target amounts of 25,078, 19,500 and 12,666, respectively, as to which vesting was conditioned on attainment of pre-established performance criteria for 2023. The performance criteria applicable to the RSUs was met at approximately 46.63%. The awards remain subject to a time-based vesting schedule (i.e., vesting in one installment on December 31, 2025).

(viii)	RSUs granted on May 9, 2023 to Mr. Weil in connection with his employment agreement in the amount of 125,000 stock price based RSUs (vesting in four equal installments conditioned on attainment of specified price targets ($15.00 per share, $17.50 per share, $20.00 per share and $22.50 share). The first stock price target has been met and the tranche was vested on May 9, 2023.

(2)	The values shown were calculated by multiplying the number of shares subject to the awards by the closing price of the Company’s Common Stock on December 29, 2023 ($9.88). In the case of performance RSUs under the Equity Incentive Plan Awards Value column, the value shown was calculated based on target performance.

(3)

In addition to the awards reflected in the table (i.e., unvested RSUs as of December 31, 2023), the Named Executive Officers held the following vested (but unsettled) RSUs as of December 31, 2023: Mr. Weil, 1,529,253 RSUs; Mr. Pierce, 196,865 RSUs; Ms. Damon, 64,603 RSUs; and Mr. Silvers, 77,810 RSUs. A portion of these RSUs settled in February 2024 (Mr. Weil, 66,731; Mr. Pierce, 85,208; Ms. Damon, 39,603; and Mr. Silvers, 45,409) and a portion settled in April 2023 (Mr. Pierce, 11,657 RSUs), and Mr. Silvers remaining RSUs are scheduled to settle between December 2024 and December 2025. The balance of vested RSUs are subject to settlement deferral during the employment of the award recipient.

Mr. Weil and Mr. Pierce also have certain tranches of performance-based RSUs under the terms of their employment agreements relating to performance periods later than 2023 (Mr. Weil has four tranches totaling 187,500 RSUs subject to performance criteria for 2024, 2025, 2026 and 2027; and Mr. Pierce has two tranches totaling 125,000 RSUs subject to performance criteria for 2025 and 2026) as to which the targets (and, accordingly, the accounting grant dates) were not established on or before December 31, 2023. The targets for each tranche are anticipated to be set in February of the performance year for the tranche (e.g., February 2024 for the tranche relating to 2024 performance).

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Pay Versus Performance

Pursuant to Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information regarding “compensation actually paid”, as defined in Item 402(v), and certain financial performance of the Company. In accordance with SEC rules, the “compensation actually paid” amounts shown in the table below for each applicable year reflect certain adjustments to the values reported in the Summary Compensation Table of the proxy statement as described in the footnotes to the following table.

Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(2)	Average Summary Compensation Table Total for Non-PEO NEOs(1)	Average Compensation Actually Paid to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On: Total Shareholder Return(3)	Net Income (millions)(4)	Adjusted EBITDA (millions)(4)(5)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
2023	$4,433,759	$2,893,424	$2,035,415	$1,436,436	$150.15	$7.6	$100.5
2022	$3,752,193	$3,329,440	$1,834,359	$1,686,664	$192.55	$20.6	$99.0
2021	$7,171,841	$10,943,754	$2,563,611	$3,864,449	$196.96	$-40.6	$61.9

(1)	The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Weil in the “Total” column of the Summary Compensation Table for each applicable year. Mr. Weil was our Principal Executive Officer (PEO) for all applicable years. The dollar amounts reported in column (d) represent the average of the amounts reported for our Named Executive Officers (NEOs), other than our PEO, in the “Total” column of the Summary Compensation Table in each applicable year. Our NEOs, other than our PEO, were as follows —for 2021, Mr. Pierce and Mr. Baker; for 2022, Mr. Pierce and Mr. Silvers; and for 2023, Mr. Pierce, Ms. Damon and Mr. Silvers. Refer to “Executive Compensation – Summary Compensation Table,” including footnote 3 which discusses certain revisions that were made to the historical amounts reported.

(2)	The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Weil, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the NEOs, other than our PEO, as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to determine the “compensation actually paid” amounts reported above for the PEO and the average paid to the other NEOs:

Adjustments to Summary Compensation Total to Determine Compensation Actually Paid

	Year	Amounts Reported under the Summary Compensation Table Total column	Deduction for Amounts included in the prior column for “Stock Awards” (a)	Inclusion of Equity Values (b)	Compensation Actually Paid
PEO	2023	$4,433,759	$(3,158,337)	$1,618,002	$2,893,424
	2022	$3,752,193	$(1,658,317)	$1,235,564	$3,329,440
	2021	$7,171,841	$(5,474,350)	$9,246,263	$10,943,754

Average for Other NEOs	2023	$2,035,415	$(604,895)	$5,916	$1,436,436
	2022	$1,834,359	$(649,630)	$501,935	$1,686,664
	2021	$2,563,611	$(1,683,466)	$2,984,304	$3,864,449

(a)	Represents the grant date fair value of equity compensation included in the Summary Compensation Table “Total” column as “Stock Awards” for the applicable year for the PEO and the average for the other NEOs.

(b)	The amounts reported in column (b) were computed as follows:

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Components that comprise amounts shown under column “Inclusion of Equity Values” in the table above

	Year	Year End Fair Value of Outstanding and Unvested Equity Awards Granted During the Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Years	Fair Value as of Vesting Date of Equity Awards Granted and Vested During the Year	Change in Fair Value from End of the Prior Year to the Vesting Date of Equity Awards Granted in Prior Years that Vested During the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions During the Year	Value of Dividends or other Earnings Paid on Stock not Otherwise Reflected in Fair Value or Total Compensation	Total – Inclusion of Equity Values
PEO	2023	$998,523	$(589,137)	$1,089,774	$118,842	$—	$—	$1,618,002
	2022	$530,392	$(171,525)	$897,948	$(21,251)	$—	$—	$1,235,564
	2021	$5,609,200	$387,764	$1,548,000	$1,701,299	$—	$—	$9,246,263

Average for	2023	$120,019	$(178,546)	$160,910	$(96,467)	$—	$—	$5,916
Other NEOs	2022	$334,304	$(26,721)	$225,235	$(30,883)	$—	$—	$501,935
	2021	$1,770,602	$589,681	$127,313	$496,708	$—	$—	$2,984,304

(3)	Cumulative TSR is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(4)	The amounts shown in the columns for net income and Adjusted EBITDA for 2021 and 2022 reflect the restated amounts reported in the restated financial statements of the Company contained in the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2022 filed with the SEC on February 27, 2024.

(5)	Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) excluding depreciation and amortization, interest expense, interest income and income tax expense, and other additional exclusions and adjustments. Such additional excluded amounts include stock-based compensation U.S. GAAP charges where the associated liability is expected to be settled in stock, and changes in the value of earnout liabilities and income and expenditure in relation to legacy portions of the business (being those portions where trading no longer occurs) including closed defined benefit pension schemes. Additional adjustments are made for items considered outside the normal course of business, including (1) restructuring costs, which include charges attributable to employee severance, management changes, restructuring, dual running costs, costs related to facility closures and integration costs, (2) merger and acquisition costs and (3) gains or losses not in the ordinary course of business. This does not include any adjustments related to COVID-19. While the Company uses numerous financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

For a discussion of Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA, see pages 54 – 57 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

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Analysis of the Information Presented in the Pay versus Performance Table

The Company’s executive compensation program reflects a variable pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table.

Compensation Actually Paid and Cumulative TSR

The following graph illustrates the amount of “compensation actually paid” (“CAP”) to Mr. Weil and the average amount of CAP to the Company’s NEOs as a group (excluding Mr. Weil) relative to the Company’s cumulative total shareholder return (TSR) over the three years presented in the table. A significant portion of the CAP is comprised of equity awards, with special sign-on awards granted in the 2021 year to Mr. Weil, Mr. Pierce and Mr. Baker as part of new employment agreements or extensions. Approximately 50% of the sign-on RSUs awarded to Mr. Weil were conditioned on attainment of stock price targets and approximately 25% were conditioned on attainment of Adjusted EBITDA targets.

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Compensation Actually Paid and Net Income

As demonstrated by the following table, the amount of CAP to Mr. Weil and the average amount of CAP to the Company’s NEOs as a group (excluding Mr. Weil) is not aligned with the Company’s net income over the three years presented in the table. The Company has not used net income as a performance measure in the overall executive compensation program.

Compensation Actually Paid and Adjusted EBITDA

The Company utilizes Adjusted EBITDA when setting goals for the Company’s annual performance bonuses and for the performance-based RSUs that are awarded to the NEOs. Approximately 51% of the value of total compensation awarded for target level performance to the NEOs is in the form of performance-based bonuses and restricted stock units tied to Adjusted EBITDA.

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Director Compensation

The Company’s non-employee director compensation program was as follows in 2023:

	Annual Cash Retainer	Annual RSU Award
Board Members	$50,000	$100,000
Lead Independent Director Additional Retainer and Equity	$10,000	$10,000
Committee Chair Additional Retainer and Equity	$10,000	$10,000

With respect to the annual awards of RSUs for 2023, the number of RSUs granted was determined by dividing the award value (as shown in the table) by the closing price of the Company’s stock on the grant date (the first business day of the year) (which was $12.85). The RSUs vest in four equal installments, one-quarter on the date of grant and the remaining three quarters on the first day of each calendar quarter (i.e., April 1, July 1 and October 1). Directors may elect whether or not they wish to defer settlement of vested RSUs.

The compensation paid to individuals who served as non-employee directors is shown below for 2023:

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Michael R. Chambrello	60,000	109,996	—	—	—	169,996
Ira H. Raphaelson	60,000	109,996	—	—	—	169,996
Desirée G. Rogers	50,000	99,999	—	—	—	149,999
Steven M. Saferin	60,000	109,996	—	—	—	169,996
Katja Tautscher	50,000	99,999	—	—	—	149,999
John M. Vandemore	60,000	109,996	—	—	—	169,996

(1)	Represents annual grants of RSUs. The grant date fair value was computed in accordance with FASB ASC Topic 718, by multiplying the number of shares subject to the award by the closing price of the common stock on the grant date. For additional information, see our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023.

During 2023, the Company revised the methodology to be used for determining the number of RSUs subject to annual formula awards such that, rather than dividing the formula award value (e.g., $100,000) by the closing price of our Common Stock on the date of the award, the award value would instead be divided by a market value determined based on the higher of (x) the twenty trading day average closing price of the immediately preceding year’s high closing price of our Common Stock and (y) the twenty trading day average closing price of our Common Stock before the date of grant, but in any event at a price no lower than 80% of the price at which the formula RSUs were granted for the immediately preceding year. Based on this revised methodology, the market value used to determine the number of RSUs granted to our non-employee directors for 2024 formula awards was $15.73, in comparison to the closing price on the date of grant which was $9.17, resulting in the awards for 2024 having an aggregate grant date fair value that was approximately 40% less than the grant date fair value of the prior year’s awards.

As of December 31, 2023, the aggregate stock awards, consisting of RSUs, held by our non-employee directors were as follows:

Name	Total Number of RSUs (1)
Michael R. Chambrello	22,555
Ira H. Raphaelson	42,716
Desirée G. Rogers	43,033
Steven M. Saferin	47,104
John M. Vandemore	56,107
Katja Tautscher	20,539

(1)	All outstanding RSUs held by the directors were vested as of fiscal year-end.

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Securities Authorized for Issuance under Equity Compensation Plans

As of December 31, 2023, we had the following equity compensation plans, under which the indicated number of securities were issuable upon the exercise of outstanding awards, and the indicated number of securities remained available for future issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (1)	Weighted-average exercise price of outstanding options, warrants and rights (1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (2)
	(a)	(b)	(c)
Equity compensation plans approved by security holders (2)	3,979,911	(1)	3,345,131
Equity compensation plans not approved by security holders	—	—	—

(1)	Reflects outstanding awards of RSUs, which have no exercise price. Includes an aggregate of 312,500 performance-based RSUs that were reserved for awards approved during 2021 and 2023 (subject to performance criteria to be established for 2024-2027) but as to which the performance criteria (and, accordingly, the accounting grant dates) were not established on or before December 31, 2023. Excludes purchase rights accruing under the Employee Stock Purchase Plan.

(2)	Equity compensation plans approved by security holders consist of the 2016 Long-Term Incentive Plan, the Second Long-Term Incentive Plan, the 2018 Omnibus Incentive Plan, the 2021 Omnibus Incentive Plan, the 2023 Omnibus Incentive Plan and the Employee Stock Purchase Plan. The number of shares remaining available for issuance was as follows as of December 31, 2023: 2,881,460 shares under the 2023 Omnibus Incentive Plan (which includes shares rolled over from the 2021 Omnibus Incentive Plan) and 463,671 under the Employee Stock Purchase Plan (which includes approximately 105,000 shares subject to purchase rights that are accruing under the Employee Stock Purchase Plan).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information known as of March 28, 2024, the Record Date, regarding the beneficial ownership of our common stock by:

●	each person who is known to be the beneficial owner of more than 5% of the outstanding shares of our common stock; and

●	each of our directors and named executive officers (named in our summary compensation table), as well as a group total for all of our current directors and executive officers (including those not named in our summary compensation table).

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if the person possesses sole or shared voting or investment power over that security, including options, warrants or RSUs that are currently exercisable or convertible or exercisable or convertible within 60 days of the date as of which information is provided.

The beneficial ownership of our common stock is based on 26,559,756 shares of common stock outstanding as of the Record Date.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of common stock beneficially owned by them. In addition, unless otherwise indicated, the address for each person named below is c/o Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, NY 10107.

Name of Beneficial Owner	Number of Shares of Common Stock (1)		Percent of Class
MIHI LLC	3,023,750	(2)	11.38%
Samjo Management, LLC	2,262,600	(3)	8.52%
683 Capital Management, LLC	1,825,000	(4)	6.87%
DG Capital Management, LLC	1,727,257	(5)	6.50%
Cannell Capital LLC	1,564,923	(6)	5.89%
BlackRock, Inc.	1,533,602	(7)	5.77%
A. Lorne Weil	2,851,716	(8)	10.18%
Michael R. Chambrello	62,906	(9)	*
Ira H. Raphaelson	63,369	(10)	*
Desiree G. Rogers	46,211	(11)	*
Steven M. Saferin	51.399	(12)	*
Katja Tautscher	23,717	(13)	*
John M. Vandemore	60,602	(14)	*
Brooks H. Pierce	381,898	(15)	1.43%
Carys Damon	115,773	(16)	*
Daniel B. Silvers	206,453	(17)	*
All current directors and executive officers as a group (10 persons)	3,657,591	(18)	12.88%

*	Less than 1 percent

(1)	Derivative securities such as options, warrants and RSUs that are exercisable or convertible into shares of common stock within 60 days of the date as of which information is provided in this table are deemed to be beneficially owned and outstanding for purposes of computing the ownership of the person holding such securities but are not deemed to be outstanding for purposes of computing the ownership of any other person.

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(2)	According to a Schedule 13G filed on January 3, 2017, Macquarie Group Limited is the ultimate indirect parent of MIHI LLC and may be deemed to beneficially own or otherwise exercise dispositive powers with respect to the shares held by MIHI LLC. The business address listed in the Schedule 13G for Macquarie Group Limited is 50 Martin Place Sydney, New South Wales, Australia, and the business address listed in the Schedule 13G for MIHI LLC is 125 West 55th Street, New York, NY 10019.

(3)	According to a Schedule 13G filed on February 9, 2024, Samjo Management, LLC and Andrew N. Wiener, the Managing Member of Samjo Management, LLC, have shared voting power with respect to 1,056,900 shares and shared dispositive power with respect to 2,262,600 shares. The business address listed for such persons in the Schedule 13G is 880 Third Avenue, 16th Floor, New York, NY 10022.

(4)	According to a Schedule 13G/A filed on February 14, 2024, 683 Capital Management, LLC, 683 Capital Partners, LP and Ari Zweiman, the Managing Member of 683 Capital Management, LLC, have shared voting dispositive power with respect to the shares. The business address listed for such persons in the Schedule 13G/A is 3 Columbus Circle, Suite 2205, New York, NY 10019.

(5)	According to a Schedule 13G/A filed on January 29, 2024, DG Capital Management, LLC and Dov Gertzulin, the Managing Member of DG Capital Management, LLC, have shared voting and dispositive power with respect to 1,727,257 shares and DG Value Partners II Master Fund, LP has shared voting and dispositive power with respect to 1,544,234 shares. The business address listed for such persons in the Schedule 13G/A is 460 Park Avenue, 22nd Floor, New York, NY 10022.

(6)	According to a Schedule 13G/A filed on February 13, 2024, Cannell Capital LLC and J. Carlo Cannell, the Managing Member of Cannell Capital LLC, have shared voting and dispositive power with respect to the shares. The business address listed for such persons in the Schedule 13G is 245 Meriwether Circle, Alta, WY 83414.

(7)	According to a Schedule 13G/A filed on January 29, 2024, BlackRock, Inc. has sole voting power with respect to 1,520,260 shares and sole dispositive power with respect to 1,533,602 shares. The business address listed in the Schedule 13G is 55 East 52nd Street, New York, NY 10055.

(8)	Includes 1,462,522 shares subject to vested RSUs held by Mr. Weil. Also includes 896,179 shares held by Hydra Industries Sponsor LLC (the “Hydra Sponsor”) as to which Mr. Weil has sole voting and dispositive power and may be deemed to beneficially own such shares. Mr. Weil is the managing member of the Hydra Sponsor, whose membership interests are owned by Mr. Weil and Mr. Weil’s children or trusts for their benefit.

(9)	Includes 10,070 shares held by the Denise M. Chambrello Revocable Trust, as to which Mr. Chambrello and his spouse are co-trustees. Also includes 22,555 shares subject to vested RSUs and 1,748 RSUs scheduled to vest within 60 days.

(10)	Includes 42,716 shares subject to vested RSUs and 1,748 scheduled to vest within 60 days.

(11)	Includes 44,622 shares subject to vested RSUs and 1,589 scheduled to vest within 60 days.

(12)	Includes 48,851 shares subject to vested RSUs and 1,748 scheduled to vest within 60 days.

(13)	Includes 22,128 shares subject to vested RSUs and 1,589 scheduled to vest within 60 days.

(14)	Includes 57,854 shares subject to vested RSUs and 1,748 scheduled to vest within 60 days.

(15)	Includes 65,294 shares held by the Brooks H. Pierce 2022 Grantor Retained Annuity Trust with respect to which Mr. Pierce is the trustee. Also includes 111,657 shares subject to vested RSUs.

(16)	Includes 25,000 shares subject to vested RSUs.

(17)	Mr. Silvers left the Company in January 2023 and therefore the number of shares of Common Stock held by Mr. Silvers is estimated. Mr. Silvers also holds 32,401 RSUs that are scheduled to settle between December 2024 and December 2025.

(18)	Includes an aggregate of 1,837,905 shares subject to vested RSUs and 10,170 shares subject to RSUs that are scheduled to vest within 60 days.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Nicholas Weil, the son of A. Lorne Weil, our Executive Chairman, serves as Head of Business Development, U.S. Lotteries, for our subsidiary Inspired Gaming (USA) Inc. For 2023, Nicholas Weil was paid a base salary of $150,000 and he was awarded a bonus under the Company’s STIP in the amount of $13,351. He received 2,500 RSUs under the Company’s equity award program for 2023.

On December 31, 2021, the Company entered into a consultancy agreement with Richard Weil, the brother of A. Lorne Weil, our Executive Chairman, under which he received a success fee in the amount of $130,000 for services he provided in connection with our acquisition of Sportech Lotteries, LLC. Under the agreement, as extended, he will provide consulting services relating to the lottery in the Dominican Republic through to December 31, 2024 at a rate of $12,500 per month (increased from the rate of $10,000 per month as of July 1, 2023) and, with respect to such services, the aggregate amount incurred by the Company in consulting fees for the year ended December 31, 2023 was $135,000.

David Kesterson, the stepson of Steven Saferin, a member of our Board and Chairman of the Compensation Committee, is employed as Market Product Manager, North America, for our subsidiary Inspired Gaming (USA) Inc. For 2023, Mr. Kesterson was paid a base salary of $100,000 and he was awarded a bonus under the Company’s STIP in the amount of $4,703. He received 666 RSUs under the Company’s equity award program for 2023.

From February 2023 to November 2023, Marilyn Jentzen, who became the Company’s Interim Chief Financial Officer in December 2023, provided consulting services to the Company in the areas of finance and accounting under an agreement between the Company and HighPoint Associates, LLC, a consulting firm, for which the firm invoiced an aggregate of $327,800 in consulting fees. In addition, the Company will incur costs under the “replacement fee” provisions of the consulting agreement in connection with the Company’s employment of Ms. Jentzen, in amounts equal to 15% of her compensation for the first twelve months of her employment.

Policies and Procedures for Related Person Transactions

Our Audit Committee must review and approve any related person transaction we propose to enter into. Our Audit Committee charter details the policies and procedures relating to transactions that may present actual, potential or perceived conflicts of interest and may raise questions as to whether such transactions are consistent with the best interest of the company and our stockholders. A summary of such policies and procedures is as follows:

Any potential related party transaction that is brought to the Audit Committee’s attention will be analyzed by the Audit Committee, in consultation with outside counsel or members of management, as appropriate, to determine whether the transaction or relationship does, in fact, constitute a related party transaction. At each of its meetings, the Audit Committee will be provided with the details of each new, existing or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related party.

In determining whether to approve a related party transaction, the Audit Committee must consider, among other factors, the following factors to the extent relevant:

●	whether the terms of the transaction are fair to us and on the same basis as would apply if the transaction did not involve a related party;

●	whether there are business reasons for us to enter into the transaction;

●	whether the transaction would impair the independence of an outside director; and

●	whether the transaction would present an improper conflict of interest for any director or executive officer.

Any member of the Audit Committee who has an interest in the transaction under discussion must abstain from voting on the approval of the transaction, but may, if so requested by the Chairman of the Audit Committee, participate in some or all of the Compensation Committee’s discussions of the transaction. Upon completion of its review of the transaction, the Audit Committee may determine to permit or to prohibit the transaction.

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PROPOSALS TO BE VOTED ON:

PROPOSAL NUMBER ONE—ELECTION OF DIRECTORS

Director Nominees

The Board proposes the election of the following seven individuals to serve on the Board until the 2025 annual meeting of stockholders or until their respective successors are duly elected and qualified: A. Lorne Weil, Michael R. Chambrello, Ira H. Raphaelson, Desiree G. Rogers, Steven M. Saferin, Katja Tautscher and John M. Vandemore. Each of these individuals currently serves on the Company’s Board.

Pursuant to a stockholders agreement dated December 23, 2016 by and among the Company, the sponsors of the Company’s initial public offering and certain other parties, Mr. Weil is the designated director of the Hydra Sponsor; and Messrs. Chambrello and Raphaelson are the joint designees of the Macquarie Sponsor and Hydra Sponsor.

Brief statements as to each nominee’s background and a statement as to why the Board considers such nominee to be qualified and recommends such nominee for election are set forth above under the heading “Directors, Executive Officers and Corporate Governance.” Each nominee has advised us that he or she is willing to be named as a director nominee and to serve as a director if elected.

Vote Required for Approval

Assuming there is a quorum, the directors will be elected by a plurality of the votes cast.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE SEVEN DIRECTOR NOMINEES TO SERVE ON THE BOARD UNTIL THE 2025 ANNUAL MEETING OF STOCKHOLDERS OR UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

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PROPOSAL NUMBER TWO—RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITOR

Our Audit Committee charter provides that the Audit Committee is responsible for appointing the Company’s independent auditor. The Audit Committee has appointed Marcum LLP (“Marcum”) to serve as the Company’s independent auditor for our fiscal year ending December 31, 2024 and recommends that the Company’s stockholders ratify the appointment. Marcum has served as the Company’s independent auditor since 2016 except for the period from March 17, 2023 to November 22, 2023, when KPMG LLP (“KPMG”) performed such role.

Marcum is not expected to have a representative attend the Annual Meeting.

If this proposal is not approved at the Annual Meeting, our Audit Committee will reconsider the selection of Marcum but may determine that continued retention is in our Company’s and our stockholders’ best interests. Even if the appointment is ratified, the Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines a change would be in our Company’s and our stockholders’ best interests.

Change in Independent Registered Public Accounting Firm

As previously disclosed in our Current Report on Form 8-K filed with the SEC on March 23, 2023, on March 17, 2023, the Company dismissed Marcum as the Company’s registered public accounting firm effective as of that date and approved the engagement of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2023. These decisions were approved by the Audit Committee. Marcum served as our independent registered public accounting firm since 2016. The audit reports of Marcum on the Company’s financial statements as of and for the years ended December 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion nor were any such reports qualified or modified as to uncertainty, audit scope or accounting principle. The audit report of Marcum on the effectiveness of internal control over financial reporting as December 31, 2022 indicates that the company did not maintain effective internal control over financial reporting as at December 31, 2022 and 2021 because of the effect of material weaknesses as described below. During the fiscal years ended December 31, 2022 and 2021 and through March 17, 2023, there were no (i) disagreements with Marcum (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this item); or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that Marcum advised the Company that certain material weaknesses existed. During the fiscal years ended December 31, 2022 and 2021, and through March 18, 2023, the Company had not consulted KPMG regarding (i) application of accounting principles to any specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company’s financial statements, or (iii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv)) of Regulation S-K or a reportable event (as defined in Item 304(a)(1)(v) of Regulation 8-K).

As previously disclosed in our Current Report on Form 8-K filed with the SEC on November 29, 2023, on November 22, 2023, KPMG was dismissed as the Company’s registered public accounting firm. KPMG had not issued any audit reports on the consolidated financial statements of the Company, and therefore, none exist that contain any adverse opinion or disclaimer of opinion, nor were any qualified or modified as to uncertainty, audit scope, or accounting principles. As previously reported in a Form 8-K filing dated November 8, 2023, in connection with the preparation of the consolidated financial statements for the quarterly period ended September 30, 2023, the Company, in consultation with KPMG, identified certain accounting errors relating to the compliance with U.S. GAAP in connection with the Company’s accounting policies for capitalizing software development costs, which materially impacted the fairness and reliability of previously issued consolidated financial statements. During the interim period from March 17, 2023 through November 22, 2023, the Company had no (1) disagreements with KPMG (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this item), or (2) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except that KPMG advised the Company that: (i) internal controls necessary for the Company to develop reliable financial statements did not exist, (ii) the firm needed to substantially expand the scope of its audit due to information coming to its attention that if further investigated may materially impact the fairness or reliability of previously issued financial statements or to be issued covering the fiscal period subsequent to the date of the 2022 financial statements, (iii) due to the accountant’s dismissal, the firm did not so expand the scope of its audit or conduct such further investigation, and (iv) due to the accountant’s dismissal, the issue has not been resolved to the accountant’s satisfaction prior to its dismissal. On November 22, 2023, the Audit Committee also approved the decision to re-engage Marcum as the Company’s registered public accounting firm for the fiscal year ending December 31, 2023. During the two years ended December 31, 2022 and the interim period from January 1, 2023 through November 22, 2023, neither the Company nor anyone on the Company’s behalf consulted Marcum regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on financial statements; and as such neither a written report nor oral advice was provided to the Company that Marcum concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial issue; or (ii) any matter that was either the subject of a disagreement (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions to this item) or a “reportable event” (as defined in Regulation S-K, Item 304(a)(1)(v)).

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Fees Paid to Independent Registered Public Accounting Firm

Marcum audited our financial statements for the fiscal years ended December 31, 2023 and December 31, 2022. The aggregate fees billed to us for services provided by Marcum were as follows:

	Twelve Months Ended December 31, 2023	Twelve Months Ended December 31, 2022
Audit fees (1)	$4,284,295	$1,621,157
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$4,284,295	$1,621,157

(1)	Audit fees include (i) fees associated with the audits of our consolidated financial statements; (ii) reviews of our interim quarterly consolidated financial statements and (iii) comfort letters, consents and other items related to SEC matters. The amounts shown for fiscal 2023 include fees billed in connection with the restated financial statements included in the Company’s 2022 Annual Report on Form 10-K/A which was filed in February 2024. The fees shown for 2023 do not include $1,501,784 for services rendered by KPMG, which served as our principal accountant for a portion of fiscal 2023 (March to November).

Pre-Approval Policy

Our Audit Committee has pre-approved all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof.

Vote Required for Approval

Assuming there is a quorum, this proposal will be approved if the majority of the votes cast in respect of such proposal by the stockholders present in person or represented by proxy are “for” votes.

Recommendation of the Board

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF MARCUM LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

OTHER MATTERS

The Company knows of no other matters to be submitted to the stockholders at the Annual Meeting. If any other matters properly come before the stockholders at the Annual Meeting, it is the intention of the persons named on the proxy card to vote the shares represented by them on such matters according to their best judgment.

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Stockholder Proposals

Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 annual meeting of stockholders, our Secretary must receive the written proposal at our principal executive offices not later than December 30, 2024. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attention: Corporate Secretary.

Our bylaws also provide notice procedures for stockholders to nominate a person as a director and to propose business to be considered by stockholders at a meeting. In addition to other applicable requirements, stockholders wishing to nominate a candidate for director or to propose other business at the 2025 annual meeting of stockholders must ensure written notice is received by our Secretary at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders (between January 22, 2025 and February 21, 2025). However, if the date of the 2025 annual meeting of stockholders is advanced more than 45 days prior to, or delayed by more than 45 days after, the anniversary of the preceding year’s annual meeting of stockholders, then, to be timely, notice by the stockholder must be delivered not earlier than the 120th day prior to such annual meeting of stockholders or later than the close of business on the later of (i) the 90th day prior to such annual meeting of stockholders or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. The public announcement of an adjournment of an annual meeting will not commence a new time period for the giving of a stockholder’s notice as described in this section. The notice must include all of the information required by the Company’s Bylaws.

To be in proper written form, a stockholder’s notice to the Corporate Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (a) a brief description of the matter desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend our bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (b) the name and address of the stockholder of record and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class or series and number of shares of our capital stock that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (d) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (e) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (f) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. The foregoing notice requirements will be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified us of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) under the Exchange Act and such stockholder has complied with the requirements of such rule for inclusion of such proposal in a proxy statement prepared by us to solicit proxies for such annual meeting. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the proposed business, such proposed business will not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Company.

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To be in proper written form, a stockholder’s notice to the Corporate Secretary to nominate directors must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Company that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Company that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Notwithstanding the foregoing provisions of this section, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting to present the nomination, such nomination will be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Company.

In addition to the requirements described above, a stockholder must also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the foregoing matters. We may refuse to acknowledge any stockholder proposal not made in compliance with the foregoing procedures.

In addition to satisfying the advance notice requirements under the Company’s Bylaws as described above, to comply with the SEC’s universal proxy rules, a person who intends to solicit proxies in support of director nominees other than the Company’s nominees must provide notice to the Company that sets forth the information required by SEC Rule 14a-9(b) under the Exchange Act. Such notice must be received no later than 60 calendar days prior to the anniversary of the previous year’s annual meeting. For any such director nominee to be included on our proxy card for the 2025 annual meeting of stockholders, the Company’s Secretary must receive notice under SEC Rule 14a-19 no later than March 24, 2025.

Householding Information

Unless we have received contrary instructions, we may send a single copy of our proxy materials to any household at which two or more stockholders reside if we believe the stockholders are members of the same family. This process, known as “householding,” reduces the volume of duplicate information received at any one household and helps to reduce our expenses. If you prefer to receive multiple sets of our proxy materials at the same address this year or in future years; or, if you share an address with another stockholder and would like to receive only a single set of our proxy materials, please request a change in your delivery preferences as follows:

●	If you are a record holder, you should contact us at our offices at Inspired Entertainment, Inc., 250 West 57th Street, Suite 415, New York, New York 10107, Attn: Corporate Secretary; or

●	If you are a beneficial owner, you should contact the bank, broker or other nominee that holds your shares.

Where You Can Find More Information

We file annual and quarterly reports and other reports and information with the SEC. These reports and other information can be accessed over the Internet free of charge at the SEC’s website at www.sec.gov or at our website at www.inseinc.com. Our website also contains our Code of Ethics and our Board committee charters.

If you have questions about this proxy statement or require assistance voting your shares, please contact us by telephone or in writing:

Corporate Secretary

Inspired Entertainment, Inc.

250 West 57th Street, Suite 415

New York, New York 10107

Tel: (646) 565-3861

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FORM OF PROXY CARD (WHITE)

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week

INSPIRED ENTERTAINMENT, INC.

Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on May 21, 2024.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend the annual meeting, visit:
www.cstproxy.com/inseinc/2024

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

Please mark your votes like this **X**

INSPIRED ENTERTAINMENT, INC.

The Board of Directors Unanimously Recommends a Vote "FOR ALL" the Seven Director Nominees.

(1) A. Lorne Weil
(2) Michael R. Chambrello
(3) Ira H. Raphaelson
(4) Desirée G. Rogers
(5) Steven M. Saferin
(6) Katja Tautscher
(7) John M. Vandemore

FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
☐	☐	☐

Instruction: To withhold authority to vote for any individual nominee(s), mark For All Except, and write the number(s) of the withheld nominee(s) on the line below.

____

The Board of Directors Unanimously Recommends a Vote "FOR" Proposal 2.

FOR	AGAINST	ABSTAIN
☐	☐	☐

Note: In their discretion, the proxies are authorized to vote upon such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.

CONTROL NUMBER

Signature____________________ Signature, if held jointly____________________ Date________, 2024

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held at 9:00 A.M., Eastern Time, on Wednesday, May 22, 2024:

The 2024 Proxy Statement and 2023 Annual Report are available at: www.inseinc.com

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

INSPIRED ENTERTAINMENT, INC.

The undersigned hereby appoints each of A. Lorne Weil and Carys Damon, acting singly, each with the power of substitution and revocation, to attend virtually and to represent the undersigned at the Annual Meeting of Stockholders of Inspired Entertainment, Inc., a Delaware corporation (the "Company"), to be held virtually online via a live webcast on Wednesday, May 22, 2024 at 9:00 A.M. Eastern Time, accessible by visiting **www.cstproxy.com/inseinc/2024** and at any adjournment or postponement thereof, and to vote the number of shares of common stock of the Company the undersigned would be entitled to vote if personally present at the meeting, in accordance with the instructions set forth on this proxy.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED IN FAVOR OF THE ELECTION OF THE DIRECTOR NOMINEES NAMED HEREIN, AND IN FAVOR OF PROPOSAL 2.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY CARD AS PROMPTLY AS POSSIBLE.

(Continued and to be marked, dated and signed, on the other side)